EXHIBIT 2.1


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                                                                  EXECUTION COPY

                            STOCK PURCHASE AGREEMENT

                                  DATED AS OF

                                 June 28, 2002

                                      AMONG

                          THE A CONSULTING TEAM, INC.,

                     INTERNATIONAL OBJECT TECHNOLOGY, INC.

                                      AND

            THE STOCKHOLDERS OF INTERNATIONAL OBJECT TECHNOLOGY, INC.

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                                                                  EXECUTION COPY

            STOCK PURCHASE AGREEMENT dated as of June 28, 2002, among THE A CONSULTING TEAM, INC., a New York corporation (the "Purchaser"), INTERNATIONAL OBJECT TECHNOLOGY, INC., a New Jersey corporation (the "Company") and all of the holders of all of the issued and outstanding capital stock of the Company (collectively, the "Stockholders").

            WHEREAS, the Boards of Directors of Purchaser and the Company and each Stockholder (individually or by its governing body) have each duly approved and/or adopted this Stock Purchase Agreement (this "Agreement") and the proposed acquisition of all of the issued and outstanding shares of capital stock of the Company by Purchaser in accordance with this Agreement, upon the terms and subject to the conditions set forth in this Agreement (the "Acquisition").

            NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement, the representations, warranties, covenants, agreements, conditions and promises contained herein and therein, the parties hereby agree as follows:

                                    ARTICLE I

                AGREEMENT TO PURCHASE AND SELL STOCKHOLDER SHARES

      1.1 Agreement to Purchase and Sell Stockholder Shares. Upon the terms and subject to the conditions hereinafter set forth, at the Closing (as defined herein), each Stockholder shall sell and deliver to Purchaser, and Purchaser shall purchase from each Stockholder, for the consideration provided in Section
1.2 hereof, that number and class of shares of capital stock of the Company set forth opposite the name of each such Stockholder on Schedule I attached hereto (the "Stockholder Shares") (representing, as to each Stockholder, all shares of capital stock of the Company to be owned, of record and/or beneficially, immediately prior to the Closing by each such Stockholder after giving effect to the exercise, exchange, conversion and/or termination, in full, of all outstanding rights, options, warrants and any other securities of the Company owned of record and/or beneficially, by each such Stockholder that are, directly or indirectly, exercisable or exchangeable for, or convertible into, Company Stock (as defined herein), which such exercise, exchange, conversion and/or termination shall be a condition precedent to the Closing), and any and all rights and benefits incident to the ownership thereof shall be transferred free and clear of all Encumbrances (as defined herein).

      1.2 Consideration. The Purchaser shall, against delivery of all of the Stockholder Shares, purchase from the Stockholders, in the aggregate, all outstanding shares of capital stock of the Company (collectively, the "Company Stock") in exchange for (i) unregistered shares of common stock, par value $0.01 per share, of the Purchaser (the "Purchaser Common Stock"), and (ii) certain deferred payments of cash. The aggregate purchase price (the "Aggregate Purchase Price") to be paid for all Stockholder Shares to be purchased hereunder is an aggregate of (i) one million two hundred seventy thousand (1,270,000) shares of Purchaser Common Stock (the "Acquisition Shares") and (ii) deferred payments of six hundred fifty thousand ($650,000.00), in the aggregate (the "Deferred Payments"). Subject to the terms and conditions

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contained herein, including without limitation Article VI, the Aggregate
Purchase Price shall be paid to the Stockholders in accordance with Schedule II attached hereto. Subject to Sections 6.1 (a) and 6.4 hereof, in the event any Deferred Payment is not made within fifteen (15) days of its respective payment date as set forth above, interest shall commence accruing at the rate of five percent (5%) per annum and the Stockholders may seek such lawful remedies as may be available to them, and which are not inconsistent with the Subordination Agreements (as defined herein); provided, however, notwithstanding anything contained herein or in the Subordination Agreements to the contrary, the Stockholders shall not have the right to accelerate any Deferred Payment not yet due and payable pursuant to the terms hereunder. If litigation is required to recover any Deferred Payment not paid, Purchaser shall be responsible for the reasonable attorney's fees and expenses incurred by any Stockholder in connection therewith if such Stockholder prevails in such litigation.

            (a) Procedure for Exchange. At the Closing, Purchaser shall deliver to each Stockholder a stock certificate (a "Purchaser Certificate"), registered in the name of such Stockholder, representing that number of unregistered Acquisition Shares set forth opposite the name of such Stockholder on Schedule II attached hereto under the column entitled "Acquisition Shares". Each Stockholder shall deliver to the Purchaser stock certificates, duly endorsed in blank and in proper form for transfer to the Purchaser, representing all of such Stockholder's Stockholder Shares (each, a "Company Certificate") for transfer and assignment to the Purchaser, together with such other documents as may be reasonably required by Purchaser to effectuate the issuance of a Purchaser Certificate with respect to such Stockholder. In the event of a transfer of ownership of the Stockholder Shares that is not registered on the transfer records of the Company, a Purchaser Certificate representing the proper number of Acquisition Shares may be issued to a transferee if the Company Certificate representing such Stockholder Shares is presented to Purchaser, accompanied by all documents required to evidence and effect such transfer.

            (b) Fractional Shares. No fractional Acquisition Shares shall be issued in connection with the Acquisition, but in lieu thereof each holder of Stockholder Shares who would otherwise be entitled to receive a fraction of an Acquisition Share will receive from Purchaser, at such time as such holder shall receive a certificate representing Acquisition Shares as contemplated by Section 1.2(a), a check representing an amount of cash (without interest), rounded to the nearest cent, equal to (i) the average of the closing bid and ask prices for the five (5) trading days prior to the Closing (the "Average Price") multiplied by (ii) the fraction of an Acquisition Share otherwise issuable to such holder. The fractional interests of each Stockholder of the Company will be aggregated so that no Stockholder of the Company will receive cash in an amount equal to or greater than the Average Price.

            (c) No Further Ownership Rights in Company Stock. All Acquisition Shares issued and the agreement to make the Deferred Payments in accordance with the terms hereof (subject to Article VI hereof), in exchange for and upon surrender of Stockholder Shares in accordance with the terms of this Article I, shall be deemed to have been made in full satisfaction of any and all rights pertaining to, or liabilities or obligations of the Company in respect of, such Stockholder Shares (including, by way of example and not in limitation thereof, the right to receive any accrued and unpaid dividends or distributions thereon).


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            (d) Lost, Stolen or Destroyed Company Certificates. In the event any
Company Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit to that effect by the person claiming such Company Certificate to be lost, stolen or destroyed and the agreement of such person to indemnify the Company and the Purchaser from and against any claim that may be made against it with respect to such Company Certificate (with respect to which indemnity Purchaser may in its discretion require the posting of a bond by such person to secure such indemnity), Purchaser will issue in exchange for such lost, stolen or destroyed Company Certificate the consideration otherwise payable in respect of the Stockholder Shares represented thereby in accordance with the provisions of this Section 1.2.

      1.3 Treasury Stock; Options and Rights to Purchase Company Common Stock. At or prior to the Closing, all shares of capital stock held or owned by the Company as treasury stock shall be cancelled. Prior to the Closing, each Stockholder having direct or indirect beneficial ownership of any security (including, but not limited to any rights, options or warrants) of the Company which such Stockholder may exercise, exchange and/or convert, directly or indirectly, into shares of common stock, no par value, of the Company ("Company Common Stock") shall have exercised, exchanged and/or converted such securities into or for Company Common Stock or otherwise canceled or terminated such securities, such that as of the Closing there shall be no security of the Company outstanding other than the Company Common Stock. Furthermore, all rights, whether granted by agreement or otherwise, to purchase or subscribe for shares of Company Stock shall have been terminated prior to the Closing.

      1.4 Closing. Subject to the terms and conditions of this Agreement, the closing hereunder with respect to the transactions contemplated by Article 1 hereof (the "Closing") shall take place on the earliest practicable business day after the satisfaction or waiver of the conditions set forth in Article IV, but not later than the fifth business day after such satisfaction or waiver, at the offices of Orrick, Herrington & Sutcliffe LLP ("Orrick"), 666 Fifth Avenue, New York, New York 10103, or at such other date and/or places as the parties hereto shall agree (such date of Closing sometimes being referred to herein as the "Closing Date").

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

      2.1 Representations and Warranties of the Company. The Company and each Stockholder, jointly and severally, represent and warrant to Purchaser that, except as disclosed in the disclosure schedule attached hereto as Exhibit A (which disclosure schedule shall contain specific references to the representations and warranties to which the disclosures contained therein relate) (the "Company Disclosure Schedule"):

            (a) Organization; Good Standing; Qualification and Power. The Company (i) is a corporation duly organized, validly existing and in good standing in the State of New Jersey, (ii) has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, to enter into this Agreement and the Related Agreements (as defined herein), to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby and (iii) is duly qualified and in good standing to do business in those jurisdictions listed in Section 2.1 (a)


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of the Company Disclosure Schedule and in all other jurisdictions in which the failure to be so qualified and in good standing could reasonably be expected to have a Company Material Adverse Effect (as defined herein). The Company has delivered to Purchaser true and complete copies of the Charter (as defined herein) and by-laws of the Company, in each case as amended to the date hereof. As used herein, "Charter" shall mean, with respect to any corporation, those instruments that at the time constitute its corporate charter as filed or recorded under the general corporation law of the jurisdiction of its incorporation, including the articles or certificate of incorporation or organization, and any amendments thereto, as the same may have been restated, and any amendments thereto (including any articles or certificates of merger or consolidation, certificate of correction or certificates of designation or similar instruments which effect any such amendment) which became effective after the most recent such restatement. As used herein, "Company Material Adverse Effect" shall mean a material adverse effect on the business, condition (financial or otherwise), assets, properties, operations, results of operations, prospects, affairs or Liabilities (as defined herein) of the Company.

            (b) Equity Investments. The Company has never had, nor does it currently have, any subsidiaries, nor has it ever owned, nor does it currently own, any capital stock or other proprietary interest, directly or indirectly, in any corporation, association, trust, partnership, joint venture or other entity nor are there any options, warrants, rights, calls, commitments or agreements of any character to which the Company is a party, or by which the Company is bound, calling for the issuance to the Company of shares of capital stock or other equity interests of a third party or any securities convertible into or exercisable or exchangeable for, or representing the right to purchase or otherwise receive, any such capital stock, or other arrangement to acquire, at any time or under any circumstance, capital stock of any third party or any such other securities.

            (c) Capital Stock; Securities.

                  (i) The authorized capital stock of the Company consists of 18,000,000 shares of common stock, no par value per share. As of the date hereof, 11,830,494 shares of common stock are validly issued and outstanding, fully paid and non-assessable and are not subject to any preemptive rights. Section 2.1(c) of the Company Disclosure Schedule sets forth a true and complete list of the holders of shares of Company Stock and the number and class or series of such shares owned of record and beneficially by each such holder. There are no voting trusts, voting agreements, proxies, first refusal rights, first offer rights, co-sale rights, options, transfer restrictions or other agreements, instruments or understandings (whether written or oral, formal or informal) with respect to the voting, transfer or disposition of Company Stock to which the Company is a party or by which it is bound, or among or between any persons other than the Company. There are no options, warrants, rights, calls, commitments or agreements of any character to which the Company is a party, or by which the Company is bound, calling for the issuance of shares of capital stock or other equity securities of the Company or any securities convertible into or exercisable or exchangeable for, or representing the right to purchase or otherwise receive, any such capital stock or other equity securities, or other arrangement to acquire, at any time or under any circumstance, capital stock of the Company or any such other securities. All prior issuances of securities were made in compliance with and not in violation of all applicable Federal,


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      state, local and foreign securities laws and no shares of capital stock were issued in violation of any preemptive rights.

                  (ii) For the purposes of this Agreement, the number of shares of Company Stock outstanding, at any time, on a "Fully Diluted Basis" shall be all outstanding shares of capital stock of the Company (assuming the exercise, exchange or conversion of all options, warrants, rights, calls, commitments or agreements of any character to which the Company is a party, or by which the Company is bound, calling for the issuance of shares of capital stock or other equity securities of the Company or any securities convertible into or exercisable or exchangeable for, or representing the right to purchase or otherwise receive, any such capital stock or other equity securities, or other arrangement to acquire, at any time or under any circumstance, capital stock of the Company or any such other securities).

                  (iii) The Stockholder Shares constitute one hundred percent (100%) of the outstanding securities of the Company on a Fully Diluted Basis.

            (d) Authority; No Consents. The execution, delivery and performance by the Company of this Agreement and the Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Company; and this Agreement and each of the Related Agreements to which the Company is a party have been, and when executed and delivered by the Company will be, duly and validly executed and delivered by the Company, and this Agreement and the Related Agreements to which the Company is a party shall be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regardless of whether such enforceability is considered a proceeding in law or equity. Neither the execution, delivery and performance of this Agreement or the Related Agreements to which the Company is a party nor the consummation by the Company of the transactions contemplated hereby or thereby nor compliance by the Company with any provision hereof or thereof will (A) conflict with, (B) result in any violations of, (C) cause a default under (with or without due notice, lapse of time or both), (D) give rise to any right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under or (E) result in the creation of any Encumbrance on or against any assets, rights or property of the Company under any term, condition or provision of (x) any instrument or agreement to which the Company is a party, or by which the Company or any of its properties, assets or rights may be bound,
(y) any law, statute, rule, regulation, order, writ, injunction, decree, permit, concession, license or franchise of any Governmental Authority (as defined herein) applicable to the Company or any of its properties, assets or rights or
(z) the Company's Charter or by-laws, as amended through the date hereof, respectively. Except as set forth in Section 2.1 (d) of the Company Disclosure Schedule, no permit, authorization, consent or approval of or by, or any notification of or filing with, any Governmental Authority or other person is required in connection with the execution, delivery and performance by the Company or the Stockholders of this Agreement or the Related Agreements or the consummation by the Company or the Stockholders of the transactions contemplated hereby or thereby. "Governmental Authority" shall mean any Federal, state,


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municipal, foreign or other governmental court, department, commission, board, bureau, agency or instrumentality.

            (e) Financial Information.

                  (i) Attached hereto as Section 2.1 (e) of the Company Disclosure Schedule are the following financial statements of the Company (collectively, the "Company Financial Statements"): the audited balance sheets, statement of income and statement of cash flows as of and for the fiscal year ended December 31, 2001 (the "2001 Financial Statements") and the unaudited balance sheets, statement of income and statement of cash flows as of and for the three months ended April 30, 2002 (the "2002 Financial Statements").

                  (ii) The Company Financial Statements (A) are in accordance with the books and records of the Company, (B) fairly present the financial condition of the Company as at the respective dates indicated and the results of operations of the Company for the respective periods indicated and (C) have been prepared in accordance with generally accepted accounting principles, consistently applied ("GAAP"), except as indicated therein and except, in the case of the 2002 Financial Statements, for the absence of complete footnote disclosure as required by GAAP and subject to changes, if applicable, resulting from normal year-end audit adjustments, which adjustments shall not in any event result in a Material Adverse Change (as defined herein) to any item of revenue or expense.

            (f) Absence of Undisclosed Liabilities. The Company has no liabilities or obligations of any nature (whether known or unknown, matured or umnatured, fixed or contingent, secured or unsecured, accrued, absolute or otherwise, which individually exceed $5,000 (each, a "Liability")) and there is no existing fact, condition or circumstance which could reasonably be expected to result in any Liability, except Liabilities (i) disclosed on Section 2.1 (f) of the Company Disclosure Schedule, (ii) set forth on the balance sheets included in the 2002 Financial Statements, (iii) not required to be disclosed in the Company Financial Statements in order for such Company Financial Statements to fairly present the financial condition of the Company as at December 31, 2001 and March 31, 2002 in accordance with GAAP, or (iv) incurred in the ordinary course of business since March 31, 2002. There were no material loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March, 1975 ("FAS No. 5")) which were not adequately provided for on the Company balance sheets included in the Financial Statements, as required by FAS No. 5.

            (g) Absence of Changes. Except as set forth in Schedule 2.1(g) of the Company Disclosure Schedule, since the date of the 2002 Financial Statements, the Company has been operated in the ordinary course, consistent with past practice, and there has not been:

                  (i) any material adverse change in the businesses, conditions (financial or otherwise), assets, properties, operations, results of operations, prospects, affairs or Liabilities (a "Material Adverse Change") of the Company;


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                  (ii) any damage, destruction or loss, whether or not covered by insurance, having or which could be reasonably likely to have a Company Material Adverse Effect;

                  (iii) any Liability, in excess of $5,000 individually or $15,000 in the aggregate, created, assumed, guaranteed or incurred, or any material transaction, contract or commitment entered into, by the Company, other than the license, sale or transfer of the Company's products or services to customers in the ordinary course of business;

                  (iv) any payment, discharge or satisfaction of any Encumbrance or Liability by the Company or any cancellation by the Company of any material debts or claims or any amendment, termination or waiver of any rights of material value to the Company;

                  (v) any declaration, setting aside or payment of any dividend or other distribution of any assets of any kind whatsoever with respect to any shares of the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition of any such shares of the capital stock of the Company;

                  (vi) any stock split, reverse stock split, combination, reclassification or recapitalization of any Company Stock, or any issuance of any other security in respect of or in exchange for, any shares of Company Stock;

                  (vii) any issuance by the Company of any shares of its capital stock or any debt security or securities, rights, options or warrants convertible into or exercisable or exchangeable for any shares of its capital stock or debt security, other than the issuance of 200,000 shares of Company Stock to each of William Miller and Robert Duncan;

                  (viii) any license, sale, transfer, pledge, mortgage or other disposition of any material tangible or intangible asset of the Company, other than in the ordinary course of business;

                  (ix) any termination of, or written indication of an intention to terminate or not renew, any material contract, license, commitment or other agreement between the Company and any other person or entity;

                  (x) any material write-down or write-up of the value of any asset of the Company, or any material write-off of any accounts receivable or notes receivable of the Company or any portion thereof;

                  (xi) any increase in or modification of compensation payable or to become payable to (A) any director or officer of the Company or (B) any employee of the Company, or the entering into of any employment contract with any officer or employee;

                  (xii) any material increase in or modification or acceleration of any benefits payable or to become payable under any bonus, pension, severance, insurance or


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      other benefit plan, payment or arrangement (including, but not limited to, the granting of stock options, restricted stock awards or stock appreciation rights) made to, for or with any director, officer, employee, consultant or agent of the Company;

                  (xiii) the making of any loan, advance or capital contribution to or investment in any person or entity or the engagement in any transaction with any employee, officer, director or securityholder of the Company, other than advances to employees in the ordinary course of business for travel and similar business expenses;

                  (xiv) any change in the accounting methods or practices followed by the Company or any change in depreciation or amortization policies or rates theretofore adopted;

                  (xv) any change in the manner in which the Company extends discounts or credit to customers or otherwise deals with customers;

                  (xvi) any termination of employment of any officer or key employee of the Company or any expression of intention by any officer or key employee of the Company to resign from such office or employment with the Company;

                  (xvii) any amendments or changes in the Company's Charter or by-laws; or

                  (xviii) any agreement, understanding, authorization or proposal, whether in writing or otherwise, for the Company to take any of the actions specified in items (i) through (xvii) above.

            (h) Tax Matters.

                  (i) (a) All Tax Returns (as defined below) required to be filed by or on behalf of the Company have been filed on a timely basis with the appropriate governmental authority in all jurisdictions in which such Tax Returns are required to be filed, and all such Tax Returns are true, correct and complete in all material respects; (b) all Taxes (as defined below) of the Company (whether or not reflected on any Tax Return) have been fully and timely paid or properly accrued; (c) no waivers of statutes of limitation have been given or requested with respect to the Company in connection with any Tax Returns covering the Company with respect to any Taxes payable by it; (d) no taxing authority in a jurisdiction where the Company does not file Tax Returns has made a claim, assertion or threat to the Company that the Company is or may be subject to taxation by such jurisdiction; (e) the Company has duly and timely withheld from employee salaries, wages and other compensation, or with respect to any other payment for which the Company was required to withhold, and paid over to the appropriate governmental authority all amounts required to be so withheld and paid over for all periods under all applicable laws; and no amounts have been or would be required to be withheld with respect to the lapse of restrictions on Company Stock; (f) there are no liens with respect to Taxes on any of the Company's property or assets other than liens for current Taxes not yet payable; (g) there are no Tax rulings, requests for rulings, or closing agreements relating to the Company that could affect the liability for Taxes or the


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      amount of taxable income of the Company for any period (or portion of a period) after the date hereof; and (h) any adjustment of Taxes of the Company made by the Internal Revenue Service in any examination that is required to be reported to the appropriate state, local or foreign taxing authorities has been reported, and any additional Taxes due with respect thereto have been paid.

                  (ii) Neither the Company nor any other person on behalf of the Company (a) has filed a consent pursuant to Section 341 (f) of the Internal Revenue Code of 1986, as amended (the "Code") or agreed to have
      Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company; (b) has executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law; or (c) has agreed to or is required to make any adjustments pursuant to Section 481 (a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Company or has notice that a governmental authority has proposed any such adjustment or change in accounting method.

                  (iii) There is no dispute or claim concerning any Tax liability of the Company either (a) claimed or raised by any authority in writing or (b) as to which any of the directors and officers (and employees responsible for Tax matters) of the Company have knowledge based on contact or correspondence with any agent of a Taxing authority. Section
      2.1 (h) of the Company Disclosure Schedule lists all Tax Returns filed with respect to the Company that currently are the subject of audit or other examination.

                  (iv) The Company has not made any payment or payments, is not obligated to make any payment or payments and is not a party to any agreement that could obligate it or Purchaser to make any payment or payments that would constitute an "excess parachute payment," as defined in Section 280G of the Code (or any similar provision of state, local or foreign law) or that would otherwise not be deductible under Section 162 or Section 404 of the Code.

                  (v) The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

                  (vi) The Company is not a party to any Tax allocation or sharing agreement. The Company (a) has not been a member of an affiliated group filing a consolidated income Tax Return under Section 1501 of the Code (or any similar provision of state, local or foreign law) and (b) does not have any liability for Taxes of any person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), as a result of being a transferee or successor, by contract or otherwise.

                  (vii) The unpaid Taxes of the Company (a) did not, as of December 31, 2001 and March 31, 2002, exceed the reserve for Tax liability set forth on the face (rather than any reserve for deferred Taxes established to reflect timing differences


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      between book and Tax income) of the Financial Statements and (b) do not exceed that reserve as adjusted for the passage of time and operations in the ordinary course of business through the Closing Date.

                  (viii) All options that the Company has treated as incentive stock options under Section 421 of the Code meet the requirements of
      Section 422 of the Code.

                  (ix) The Company has not been a party to a distribution to which Section 355 (d) or (e) of the Code applies.

                  (x) The Company (and any predecessor of the Company) was a validly electing S corporation within the meaning of Code Section 1361 and 1362 (and applicable provisions of state law in each jurisdiction in which the Company is subject to Tax) at all times from the date of its incorporation up to March 5, 2001.

                  (xi) The Company will have sufficient monies on hand at the time of Closing to pay all Taxes of, or imposed on, or with respect to, or resulting from the operations of, the Company for all periods up to and including the Closing Date.

            As used in this Agreement, the term "Tax" shall mean any of the Taxes and the term "Taxes" shall mean, with respect to any person or entity, (i) all income taxes (including any tax on or based upon net income, or gross income, or income as specially defined, or earnings, or profits, or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) on such person or entity and (ii) any liability for the payment of any amount of the type described in the immediately preceding clause (i) as a result of being a "transferee" (within the meaning of Section 6901 of the Code or any other applicable law) of another person or entity or as a result of being a member of an affiliated or combined group.

            (i) Title to Assets, Properties and Rights and Related Matters. The Company has good and marketable title to all assets, properties and interests in properties, real, personal or mixed, reflected, respectively, on the Company balance sheet included in the 2002 Financial Statements or acquired after March 31, 2002 (except inventory or other property sold or otherwise disposed of since March 31, 2002, in the ordinary course of business and accounts receivable and notes receivable paid in full subsequent to March 31, 2002, or not so reflected in such balance sheet but used or useful in the conduct or operation of the Company's business), free and clear of all Encumbrances, of any kind or character, except for (i) those Encumbrances set forth in Section 2.1(i) of the Company Disclosure Schedule, (ii) liens for current taxes not yet due and payable and (iii) statutory mechanics and materialmen's liens. The assets, properties and interests in properties of the Company are in good operating condition and repair in all material respects (ordinary wear and tear excepted). As used herein, the term "Encumbrances" shall mean and include security interests, mortgages, liens, pledges, guarantees, charges, easements, reservations, restrictions, clouds, equities, rights of way, options, rights of first refusal and all other Encumbrances, whether or not relating to the extension of credit or the borrowing of money.

            (j) Real Property Owned or Leased. The Company does not currently own, nor has it or any of its predecessors ever owned, any real property.
Section 2.1(j) of the Company Disclosure Schedule contains a list of (i) all real property leased by the Company (the "Leased Real Property"), and (ii) with respect to each lease covering the Leased Real Property (collectively, the "Leases"), any requirement of consent of the lessor to a change in the majority ownership of the outstanding voting capital stock of the Company. The Company is the owner and holder of all the leasehold estates purported to be granted by each Lease and all Leases are in full force and effect and constitute valid and binding obligations of the Company.

            (k) Intellectual Property.

                  (i) The Company owns or possesses sufficient legal rights to all Intellectual Property (as defined herein) necessary for its business without any conflict with the rights of others. The Company has not received any communications alleging that the Company has violated or is infringing, or by conducting its business, would violate or infringe, any of the patents, trademarks, service marks, tradenames, copyrights (or in each case, any applications therefor), software licenses, trade secrets or other proprietary rights or processes of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interest of the Company or that would conflict with the Company's business. Neither the execution or delivery of this Agreement or any Related Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the Company's best knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated. The Company does not believe it is or will be necessary to use any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by the Company.

                  (ii) Section 2.1 (k) of the Company Disclosure Schedule sets forth (A) the Company's patents, patent applications, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights and copyright registrations and applications and
      (B) Internet domain names and applications therefor and other filings and formal actions made or taken pursuant to federal, state or local and foreign laws by the Company to protect or perfect its interests therein.

                  (iii) "Intellectual Property" means all patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright applications, franchises, licenses, databases, "URL's" and Internet domain names and applications therefor (and all interest therein), computer programs and other computer software, user interfaces, know-how, trade secrets, customer lists, proprietary technology, processes and formulae, source code, object code, algorithms, architecture, structure, display screens, layouts, development tools, instructions, templates, marketing materials, inventions, mask works, trade dress, logos and designs, skills, experience, expertise and all documentation and media constituting, describing or relating to the foregoing.

            (l) Agreements, Etc. Section 2.1(1) of the Company Disclosure Schedule sets forth a true and complete list of all written or oral contracts, agreements and other instruments not made in the ordinary course of business to which the Company is a party, or made in the ordinary course of business and referred to in clauses (i) through (xvi) of this Section 2.1(1). Except as set forth on Schedule 2.1(1) to the Company Disclosure Schedule, the Company is not a party to any agreement, arrangement or understanding, whether written or oral, formal or informal, relating to the following:

                  (i) any material distributorship, dealer, sales, advertising, agency, manufacturer's representative, franchise or similar contract or relationship or any other contract relating to the payment of a commission or other fee calculated as or by reference to a percentage of the profits or revenues of the Company or of any business segment of the Company;

                  (ii) any joint venture, partnership or other agreement or arrangement for the sharing of profits;

                  (iii) any collective bargaining contract or other contract with or commitment to any labor union;

                  (iv) the future purchase, sale or license of products, material, supplies, equipment or services requiring payments to or from the Company in an amount in excess of $10,000 per annum, which agreement, arrangement or understanding is not terminable on thirty (30) days' notice without cost or other Liability at or at any time after the Closing Date, and any agreement in which the Company has granted or received manufacturing rights, most favored nations pricing provisions or exclusive marketing or other rights relating to any product, group of products, services, technology, assets or territory;

                  (v) any license (whether as licensor or licensee), or sublicense, royalty, permit, or franchise agreement, including, without limitation, any agreement pursuant to which the Company licenses any intellectual property or other products and services to any third party;

                  (vi) the employment of any officer, employee, consultant or agent or any other type of contract, commitment or understanding with any officer, employee, consultant or agent which (except as otherwise generally provided by applicable law) is not immediately terminable without cost or other Liability at or at any time after the Closing Date;

                  (vii) any profit-sharing, bonus, stock option, stock appreciation right, pension, retirement, disability, stock purchase, hospitalization, insurance or similar plan or agreement, formal or informal, providing benefits to any current or former director, officer, employee, agent or consultant;

                  (viii) any indenture, mortgage, promissory note, loan agreement, guarantee or other agreement or commitment for the borrowing of money, for a line of credit or for a leasing transaction of a type required to be capitalized in accordance with Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board;

                  (ix) any material agreement, instrument or other arrangement granting or permitting any Encumbrance on any of the properties, assets or rights of the Company;

                  (x) any lease for real property (whether as lessor or lessee) or any other lease or agreement under which the Company is lessee of or holds or operates any items of tangible personal property owned by any third party;

                  (xi) any contract or commitment for charitable contributions;

                  (xii) any contract or commitment for capital expenditures individually in excess of $5,000;

                  (xiii) any agreement or contract with a "disqualified individual" (as defined in Section 280G(c) of the Code), which could result in a disallowance of the deduction for any "excess parachute payment" (as defined in Section 280G(b)(i) of the Code) under Section 280G of the Code as a result of the transactions contemplated hereby;

                  (xiv) any agreement or arrangement for the sale of any assets, properties or rights having a value in excess of $5,000;

                  (xv) any agreement which restricts the Company from engaging in any aspect of its business or competing in any line of business in any geographic area; or

                  (xvi) any other agreement, contract or commitment which is material to the Company.

      For purposes of this Section 2.1(1), the term "material" shall mean and refer to those agreements, contracts, instruments or arrangements (as applicable) that involve payments or expenditures by or to the Company, or otherwise have a value, of at least $10,000. The Company has furnished to Purchaser true and complete copies of all such agreements listed in Schedule 2.1(1) of the Company Disclosure Schedule and (x) each such agreement (A) is the legal, valid and binding obligation of the Company and, to the best knowledge of the Company, the legal, valid and binding obligation of each other party thereto, in each case enforceable in accordance with its terms, (B) is in full force and effect and (y) to the best knowledge of the Company, except as set forth in Section 2.1(1) of the Company Disclosure Schedule, the other party or parties thereto is or are not in default thereunder.

            (m) No Defaults. The Company has in all material respects performed all the obligations required to be performed by it to date and is not in default or alleged to be in default under (i) its Charter or by-laws or (ii) any agreement, lease, contract, commitment, instrument or obligation to which the Company is a party or by which any of its properties, assets or rights are or may be bound or affected, and there exists no event, condition or occurrence which, with or without due notice or lapse of time, or both, would constitute such a default by the Company under any of the foregoing.

            (n) Litigation, Etc. Except as set forth in Schedule 2.1 (n) of the Company Disclosure Schedule, there are no (i) actions, suits, claims, investigations or legal or administrative or arbitration proceedings (collectively, "Actions") pending, or to the best knowledge of the Company, threatened against the Company, nor is there any basis therefor, whether at law or in equity, or before or by any Governmental Authority, (ii) judgments, decrees, injunctions or orders of any Governmental Authority or arbitrator against the Company or (iii) disputes with customers, vendors, consultants, salespersons or distributors. There are no Actions pending or, to the best knowledge of the Company, threatened, nor is there any basis therefor, with respect to (A) the current employment by, or association with, the Company, of any of the present officers or employees of or consultants to the Company (collectively, the "Designated Persons") or (B) the use, in connection with any business presently conducted or proposed to be conducted by the Company, of any information, techniques or processes presently utilized or proposed to be utilized by the Company or any of the Designated Persons, that the Company or any of the Designated Persons are or would be prohibited from using as the result of a violation or breach of, or conflict with any agreements or arrangements between any Designated Person and any other person, or any legal considerations applicable to unfair competition, trade secrets or confidential or proprietary information.

            (o) Accounts and Notes Receivable. Except as set forth on Section
2.1 (o) of the Company Disclosure Schedule, all the accounts receivable and notes receivable owing to the Company as of the date hereof constitute, and as of the Closing Date will constitute, valid and enforceable claims arising from bona fide transactions in the ordinary course of business, and there are no known or asserted claims, refusals to pay or other rights of set-off against any thereof. Except as set forth on Section 2.1(o) of the Company Disclosure Schedule, there is (a) no account debtor or note debtor delinquent in its payment by more than ninety (90) days, (b) no account debtor or note debtor that has refused (or, to the best knowledge of the Company, threatened to refuse) to pay its obligations for any reason, (c) to the best knowledge of the Company, no account debtor or note debtor that is insolvent or bankrupt and (d) no account receivable or note receivable which is pledged to any third party by the Company. Except to the extent of a reserve which the Company has established specifically for doubtful accounts receivable and notes receivable (which reserve is set forth on the Company balance sheet included in the Financial Statements, is reasonable under the circumstances and is consistent with past practice), to the best actual knowledge of Company each account receivable of the Company existing on the Closing Date shall be paid in full by not later than the ninetieth (90th) day after the date each such respective account receivable was created and all of the notes receivable shall be paid in accordance with the terms thereof.

            (p) Accounts and Notes Payable. All accounts payable and notes payable by the Company to third parties as of the date hereof arose, and as of the Closing will have arisen, in the ordinary course of business, and, except as set forth in Section 2.1 (p) of the Company Disclosure Schedule, there is no such account payable or note payable delinquent in its payment, except those contested in good faith and disclosed in Section 2.1 (p) of the Company Disclosure Schedule.

            (q) Compliance; Governmental Authorizations. The Company has complied and is presently in compliance in all material respects with all Federal, state, local or foreign laws, ordinances, regulations and orders applicable to it or its business (including, without limitation, laws, ordinances, regulations and orders applicable to labor, employment and employment practices, terms and conditions of employment and wages and hours). The Company has all Federal, state, local and foreign governmental authorizations, consents, approvals, licenses and permits necessary in the conduct of its business as presently conducted or as proposed to be conducted, such authorizations, consents, approvals, licenses and permits are in full force and effect, no violations are or have been recorded in respect of any thereof and no proceeding is pending or, to the best knowledge of the Company, threatened to revoke or limit any thereof. Section 2.1 (q) of the Company Disclosure Schedule contains a true and complete list of all such governmental licenses, authorizations, consents, approvals, permits, orders, decrees and other compliance agreements under which the Company is operating or bound, the Company is not in default or alleged to be in default under any thereof. None of such authorizations, consents, approvals, licenses and permits shall be affected in any material respect by the transactions contemplated hereby.

            (r) Environmental Matters. The Company currently is and at all times has been in material compliance with all Federal, state and local laws, ordinances, regulations and orders relating to the protection of the environment applicable to its properties, facilities or operations, including, without limitation, the Leased Real Property.

            (s) Labor Relations; Employees. The Company employs a total of fifty six (56) employees as of the date hereof. Except as set forth in Section 2.1(s) of the Company Disclosure Schedule, (A) the Company is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to date or amounts required to be reimbursed to such employees, (B) upon termination of the employment of any such employees, neither the Company nor the Purchaser will by reason of anything done prior to the Closing be liable to any of such employees for so-called "severance pay" or any other payments, (C) the Company is in compliance in all material respects with all Federal, state, local and foreign laws and regulations respecting labor, employment and employment practices, terms and conditions of employment and wages and hours, (D) there is no unfair labor practice complaint against the Company pending before the National Labor Relations Board or any comparable Governmental Authority, (E) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the best knowledge of the Company, threatened against or involving the Company, (F) no labor union has taken any action with respect to organizing the employees of the Company,
(G) neither any grievance which might have a Company Material Adverse Effect on the Company or the conduct of its business nor any arbitration proceeding arising out of or under collective bargaining agreements is pending and no claim therefor has been asserted against the Company and (H) no employee has informed any officer of the Company that such employee will terminate his or her employment or engagement with the Company and the Company has no reason to believe that the key employees will not remain employees of the Company after the Closing. To the best knowledge of the Company, no employee of the Company is in violation of any term of any employment contract, non-disclosure agreement or any other contract or agreement relating to the relationship of such employee with the Company or any other party because of the nature of the business conducted or proposed to be conducted by the Company.

            (t) Employee Benefit Plans and Contracts.

                  (i) Section 2.1 (t) of the Company Disclosure Schedule identifies each "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all other written or formal plans or agreements involving direct or indirect compensation (including any employment agreements entered into between the Company and any Employee (as defined herein), but excluding workers' compensation, unemployment compensation, other government-mandated programs and the Company's salary and wage arrangements) currently or previously maintained, contributed to or entered into by the Company or any ERISA Affiliate thereof (the "Employee Plans"). The Company has made available to the Purchaser true and complete copies of all Employee Plans (and, if applicable, related trust agreements), all amendments thereto, summary plan descriptions for all Employee Plans and written interpretations of all of the foregoing. For purposes of the preceding sentence, "ERISA Affiliate" shall mean any entity which is a member of (A) a "controlled group of corporations", as defined in Section 414(b) of the Code, (B) a group of entities under "common control", as defined in Section 414(c) of the Code or (C) an "affiliated service group", as defined in Section 414(m) of the Code or treasury regulations promulgated under Section 414(o) of the Code, any of which includes the Company. Any Employee Plans that individually or collectively would constitute an "employee pension benefit plan", as defined in Section 3(2) of ERISA, but which are not multiemployer plans (as defined in Section 2.1(t)(iii)) (collectively, the "Pension Plans"), are identified as such in the Company Disclosure Schedule. For purposes of this Section 2.1(t), "Employee" means any common law employee, consultant or director of the Company.

                  (ii) Each Employee Plan that is intended to be qualified under
      Section 401 (a) of the Code is so qualified and has been so qualified during the period from its adoption to the date hereof, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. The Company has provided the Purchaser with copies of the most recent Internal Revenue Service determination letters, IRS Forms 5500 (including schedules and attachments), and consolidated statement of assets and liabilities prepared in accordance with GAAP with respect to any Employee Plans. Each Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including, without limitation, ERISA and the Code, which are applicable to such Employee Plans. All filings required to be filed as of the date hereof with respect to each Employee Plan, including, without limitation, filings of IRS Form 5500, have been made timely, accurately and with the appropriate government agency.

                  (iii) No Employee Plan is a "multiemployer plan" as defined in
      Section 4001(a)(13) of ERISA, a "multiple employer plan" as defined in
      Section 413(c) of the Code, a "defined benefit plan" as defined in Section 3(35) of the Code, or is otherwise subject to Title IV of ERISA or Section 412 of the Code, and neither the Company nor any ERISA Affiliate has ever maintained, sponsored, participated in or contributed to any such plan, or has incurred any Liability with respect to Section 412 of the Code or Title IV of ERISA, including Sections 4062, 4063 or 4201 of ERISA.

                  (iv) Section 2.1 (t) of the Company Disclosure Schedule lists each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' benefits, vacation benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (A) is not an Employee Plan, (B) is entered into, maintained or contributed to, as the case may be, by the Company on behalf of any Employee, (C) covers any Employee or former Employee, and (D) under which the Company or any ERISA Affiliate has any present or future obligation or Liability (excluding workers' compensation, unemployment compensation or other government-mandated programs and the Company's salary and wage arrangements). Such contracts, plans and arrangements as are described above, are hereinafter referred to collectively as the "Benefit Arrangements". Each Benefit Arrangement has been maintained in compliance with its terms and with the requirements prescribed by any and all material laws, statutes, rules, regulations, orders and judgments which are applicable to such Benefit Arrangements.

                  (v) Each Employee Plan which is a "group health plan" (as defined in Section 5000 of the Code) (A) has been maintained in compliance with Section 4980B of the Code and Title I, Subtitle B, Part 6 of ERISA, and no tax payable on account of Section 4980B of the Code has been or is expected to be incurred with respect to any current or former Employees of the Company, and (B) has been maintained in compliance with the Health Insurance Portability and Accountability Act of 1996, as amended. No such plan has reserves, assets or prepaid premiums.

                  (vi) All contributions due and payable on or before the Closing Date in respect of any Employee Plan or Benefit Arrangement have been made in full and proper form, or adequate accruals have been provided for in the Company Financial Statements for all other contributions or amounts in respect of the Employee Plans or Benefit Arrangements for periods ending on the Closing Date for which payment is due after the Closing Date.

                  (vii) No Employee Plan or Benefit Arrangement currently or previously maintained by the Company or its ERISA Affiliates provides any post-retirement health or life insurance benefits, and neither the Company nor its ERISA Affiliates maintains any obligations to provide any post-retirement benefits in the future.

                  (viii) The consummation of the transactions contemplated by this Agreement will not (A) entitle any individual to severance or separation pay, or (B) except as set forth in the Section 2.1(t)(viii) of the Company Disclosure Schedule, accelerate the time of payment or vesting, or increase the amount, of compensation due to any individual. No payment made or contemplated under any Employee Plan or Benefit Arrangement constitutes an "excess parachute payment" within the meaning of Section 280G of the Code.

                  (ix) Except as set forth in Section 2.1(t)(ix) of the Company Disclosure Schedule, with respect to each Employee Plan and Benefit
      Arrangement: (A) to the best knowledge of the Company, no breach of fiduciary duty has occurred with respect to which the Company or any such plan or arrangement or any fiduciary thereof may be liable or otherwise materially damaged; (B) no disputes, claims, actions or investigations are pending or, to the best knowledge of the Company, threatened; (C) to the best knowledge of the Company, no prohibited transaction has occurred with respect to which the Company or any such plan or arrangement or any fiduciary thereof may be liable or otherwise materially damaged; (D) the Company has expressly reserved in itself the right to amend, modify or terminate any such written plan or arrangement, or any portion of it; and
      (E) the Company has satisfied any bond coverage requirement of ERISA.

                  (x) No event has occurred or condition exists, with respect to any Employee Plan, that has subjected or could subject the Company or any ERISA Affiliate, or the Purchaser (by virtue of the transactions contemplated hereby), or any Employee Plan to any material tax, fine, penalty or other Liability.

                  (xi) The Company is, to the extent applicable, in material compliance with all laws similar to ERISA of non-United States jurisdiction.

            (u) Certain Agreements. Except as set forth in Section 2.1(u) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of the Company from the Company, under any Employee Plan, Benefit Arrangement or otherwise, (ii) with respect to any current or former director, officer or key employee of the Company materially increase any benefits otherwise payable under any Employee Plan or the Benefit Arrangement or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

            (v) Insurance. Section 2.1(v) of the Company Disclosure Schedule contains a list of all policies of Liability, theft, fidelity, fire, product Liability, errors and omissions, workmen's compensation, indemnification of directors and officers and other similar forms of insurance held by the Company (specifying the insurer, the amount of coverage, the type of insurance, the policy number and any pending claims thereunder) and a history of all claims made by the Company thereunder and the status thereof. All such policies of insurance are in full force and effect and all premiums with respect thereto are currently paid and, to the best knowledge of the Company, no basis exists for termination of any thereof on the part of the insurer. The amounts of coverage under such policies of insurance are of the type and in amounts customarily carried by persons conducting businesses similar to the Company and adequate for the assets and properties of the Company. The Company has not, during the last three fiscal years, been denied or had revoked or rescinded any policy of insurance.

            (w) Bank Accounts, Powers of Attorney. Section 2.1(w) of the Company Disclosure Schedule sets forth a true and complete list of (i) all bank accounts and safe deposit boxes of the Company and all persons who are signatories thereunder or who have access thereto and (ii) the names of all persons, firms, associations, corporations or business organizations holding general or special powers of attorney from the Company and a summary of the terms thereof.

            (x) Brokers. Neither the Company, nor any of the officers, directors, securityholders, employees or agents of the Company, employed any broker or finder or incurred or shall incur any Liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

            (y) Related Transactions. No current or former director, officer or securityholder of the Company that is an affiliate of the Company or any associate (as defined in the rules promulgated under the Exchange Act (as defined herein)) thereof, is now, or has been at any time since the time of the Company's incorporation, (i) a party to any transaction with the Company (including, but not limited to, any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or borrowing money from, or otherwise requiring payments to, any such director, officer or affiliated stockholder of the Company or associate thereof), or (ii) the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a present or potential competitor, supplier or customer of the Company (other than non-affiliated holdings in publicly-held companies), nor does any such person receive income from any source other than the Company which relates to the business of, or should properly accrue to, the Company.

            (z) Customers. Section 2.1 (z) of the Company Disclosure Schedule sets forth a true and complete list of all of the customers of the Company during the last fiscal year ended, which list specifies the products and/or services supplied to each of such customers. The Company has a good, ongoing relationship with each of such customers and none of such customers has reduced, or expressed any intention of reducing, the dollar amount of its business with the Company or terminated, or expressed to the Company any intention of terminating, its business relationship with the Company. Nothing contained herein shall be deemed to be a representation that such customers shall not request a reduction of ongoing services after the date hereof or that upon completion of current projects, such customers shall extend or renew services of the Company.

            (aa) Minute Books. The minute books of the Company have been provided to Purchaser for review and contain all available summaries of all meetings of and actions by directors and stockholders of the Company from the time of its incorporation to the date hereof and reflect all actions referred to in such minutes accurately in all material respects. Such summaries of meetings and actions contained in the minute books of the Company provided to the Purchaser reflect all approvals for the issuance of securities of the Company and all approvals of material transactions.

            (bb) Inventory. All items in the inventory reflected in the Company balance sheet included in the Financial Statements or as currently owned by the Company for use in the operation of the business (i) have been valued at cost or at market, whichever is lower, on a first in, first-out (FIFO) basis in accordance with GAAP consistently applied and (ii) are of a quality and quantity usable and salable in the ordinary course of business.

                  (i) The Company's inventories of finished products, raw materials, intermediates, work in process, supplies, parts and packaging and labeling materials as of March 31, 2002, the approximate quantities thereof, and their location are set forth in Section 2.1(bb) to the Company Disclosure Schedule.

                  (ii) The Company is not aware of any adverse condition affecting the quality or supply of raw materials, intermediates, supplies, parts and other materials available to the Company that are necessary to manufacture, package or label the products or are otherwise used in the business.

            (cc) Disclosure. The representations and warranties in this Section
2.1 (including the Company Disclosure Schedule) do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements or facts contained herein and therein not misleading in light of the circumstances under which they were made. All information and documentation requested by the Purchaser of the Company in connection with the Purchaser's due diligence investigation of the Company has been furnished or made available to the Purchaser.

            (dd) Available Cash. As of the date hereof, the Company has, in the aggregate in all of its operating accounts, not less than approximately $158,000 in cash.

            (ee) Knowledge Definition. As used in this Section 2.1, the term "best knowledge" and like phrases shall mean and include (i) actual knowledge of the party making the representation or warranty and (ii) that knowledge which a prudent business person (including the officers, directors, and employees of the Company) could have obtained in the management of his or her business affairs after making due inquiry and exercising due diligence with respect thereto. In connection therewith, the knowledge (both actual and constructive) of any officer, director, or key employee of the Company shall be imputed to be the knowledge of the Company.

      2.2 Several Representations and Warranties of the Stockholders. Each Stockholder severally (and not jointly) represents and warrants to Purchaser with respect to herself, himself or itself on and as of the date hereof as follows:

            (a) Title; Absence of Certain Agreements. Such Stockholder is the lawful and record and beneficial owner of, and has good and marketable title to the shares of Company Stock, all of which is Company Common Stock, set forth opposite the name of such Stockholder on Schedule I attached hereto, with the full power and authority to vote such Company Stock and transfer and otherwise dispose of such Stockholder's Company Stock and any and all rights and benefits incident to the ownership thereof free and clear of all Encumbrances, and there are no agreements or understandings between such Stockholder and any other stockholder of the

Company or any other person with respect to the voting, sale or other disposition of Company Stock.

            (b) Organization, Good Standing and Power. In the case of any Stockholder that is not a natural person, such Stockholder is duly organized or formed and validly existing under the laws of the jurisdiction of its incorporation or formation and has the corporate or other organizational power and authority under such laws to enter into this Agreement and the Related Agreements to which such Stockholder is a party, to perform its obligations hereunder and to consummate the transactions contemplated hereby or thereby.

            (c) Authority - General. Such Stockholder has full and absolute power and authority to enter into this Agreement and, if applicable, each Related Agreement being executed and delivered by such Stockholder simultaneously herewith and this Agreement and each Related Agreement to which such Stockholder is a party, and has, in the case of a Stockholder that is not a natural person, been duly authorized by all requisite action on the part of such Stockholder; and this Agreement and each Related Agreement to which such Stockholder is a party has been duly executed and delivered by such Stockholder, and is the valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms. Neither the execution, delivery and performance of this Agreement and each Related Agreement to which such Stockholder is a party, nor the consummation of the transactions contemplated hereby or thereby nor compliance by such Stockholder with any of the provisions hereof or thereof will (i) (A) conflict with, (B) result in any violations of,
(C) cause a default under (with or without due notice, lapse of time or both),
(D) give rise to any right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under or (E) result in the creation of any Encumbrance upon or against any assets, rights or property of the Company (or against any Company Stock or Purchaser capital stock), under any term, condition or provision of (x) any agreement or instrument to which such Stockholder is a party, or by which such Stockholder or any of his or its properties, assets or rights may be bound, (y) any law, statute, rule, regulation, order, writ, injunction, decree, permit, concession, license or franchise of any Governmental Authority applicable to such Stockholder or any of his or its properties, assets or rights or (z) in the case of any Stockholder that is not a natural person, such Stockholder's Charter or by-laws or similar instruments of organization, as amended and/or restated through the date hereof, which conflict, breach, default or violation or other event would prevent the consummation of the transactions contemplated by this Agreement or any Related Agreement to which such Stockholder is a party. No permit, authorization, consent or approval of or by, or any notification of or filing with, any Governmental Authority or other person is required in connection with the execution, delivery and performance by such Stockholder of this Agreement, each Related Agreement to which such Stockholder is a party or the consummation by such Stockholder of the transactions contemplated hereby or thereby.

            (d) Investment Representations.

                  (i) Such Stockholder:

            (A) is acquiring the Acquisition Shares being issued to such Stockholder for investment and for such Stockholder's own account and not as a nominee or agent for any other person and with no present intention of distributing or reselling such shares or any part thereof in any transactions that would be in violation of the Securities Act of 1933, as amended (the "Securities Act") or any state securities or "blue-sky" laws;

            (B) understands (A) that the Acquisition Shares to be issued to him or it have not been registered for sale under the Securities Act or any state securities or "blue-sky" laws in reliance upon exemptions therefrom, which exemptions depend upon, among other things, the bona fide nature of the investment intent of such Stockholder as expressed herein, (B) that such Acquisition Shares must be held indefinitely and not sold until such shares are registered under the Securities Act and any applicable state securities or "blue-sky" laws, unless an exemption from such registration is available, (C) that, except as provided in the Registration Rights Agreement (attached as Exhibit B hereto) (the "Registration Rights Agreement"), Purchaser is under no obligation to so register such Acquisition Shares and (D) that the certificates evidencing such Acquisition Shares will be imprinted with a legend in the form set forth in Section 5.2(b) that prohibits the transfer of such shares, except as provided in Section 5.2;

            (C) has read and reviewed the Purchaser SEC Documents (as defined herein), which are available to such Stockholder online at www.sec.gov;

            (D) has had an opportunity to ask questions of and has received satisfactory answers from the officers of the Purchaser or persons acting on the Purchaser's behalf concerning the Purchaser and the terms and conditions of an investment in the Acquisition Shares;

            (E) is aware of Purchaser's business affairs and financial condition and has acquired sufficient information about Purchaser to reach an informed and knowledgeable decision to acquire the Acquisition Shares to be issued to him or it;

            (F) can afford to suffer a complete loss of his or its investment in such Acquisition Shares;

            (G) is familiar with the provisions of Rule 144 promulgated under the Securities Act ("Rule 144') which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof, in a non-public offering subject to the satisfaction of certain circumstances which require among other things:
      (A) the availability of certain public information about the issuer, (B) the resale occurring not less than one year after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and, in the case of an affiliate, or of a non-affiliate who has held the securities less than two years, the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable and (C) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as defined under the Exchange
      Act);

            (H) understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the Securities and Exchange Commission (the "SEC") has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk; and

            (I) is an "accredited investor" within the meaning of Rule 501 (a) promulgated under the Securities Act.

            (e) Ownership. Prior to the Closing, no Stockholder and none of such Stockholder's affiliates (as such term is defined by Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is the beneficial owner (as such term is defined in Rule 13d-3 of the Exchange Act) or is a member of a group having beneficial ownership (as such term is defined in Rule 13d-3 of the Exchange Act) of any shares of capital stock of the Purchaser or any Purchaser Voting Securities Equivalents (as defined herein). For purposes hereof, "Purchaser Voting Securities Equivalents" shall mean any securities of the Purchaser entitled to vote with respect to the election of directors of the Purchaser ("Purchaser Voting Securities") or any security exercisable for or convertible or exchangeable into, directly or indirectly, shares of Purchaser Common Stock or any Purchaser Voting Securities

            (f) Brokers. No Stockholder has employed any broker or finder or incurred or shall incur any Liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

            (g) Representation by Legal Counsel; Review of Agreement. Such Stockholder has been advised by the Company to seek, and has sought, legal counsel in connection with the negotiation and execution of this Agreement and the Related Agreements. Such Stockholder has carefully read and reviewed this Agreement and, to the extent he or it believed necessary, has discussed with his legal, accounting and other professional advisors the representations, warranties and agreements which the Stockholder is making herein and the terms and conditions of the Acquisition.

      2.3 Representations and Warranties of Purchaser. Purchaser represents and warrants to the Company and each of the Stockholders that, except as disclosed in the disclosure schedule attached hereto as Exhibit C (which disclosure schedule shall contain specific references to the representations and warranties to which the disclosures contained therein relate) (the "Purchaser Disclosure Schedule"):

            (a) Organization; Good Standing; Qualification and Power. Purchaser
(i) is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, (ii) has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, to enter into this Agreement and each of the Related Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby and (iii) is duly qualified and in good standing to do business in those jurisdictions in which the failure to be so qualified and in good standing could reasonably be expected to have a Purchaser

Material Adverse Effect. "Purchaser Material Adverse Effect" shall mean a material adverse effect on the business, condition (financial or otherwise), assets, properties, operations, results of operations, prospects, affairs or Liabilities of Purchaser and its subsidiaries taken as a whole.

            (b) Authority. The execution, delivery and performance by Purchaser of this Agreement and each of the Related Agreements to which the Purchaser is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Purchaser; and this Agreement and each of the Related Agreements to which the Purchaser is a party, when executed and delivered by the Company, will have been duly and validly executed and delivered by Purchaser, and this Agreement and the Related Agreements to which the Purchaser is a party shall be valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regardless of whether such enforceability is considered a proceeding in law or equity. Neither the execution, delivery and performance by Purchaser of this Agreement and the Related Agreements to which Purchaser is a party, nor the consummation of the transactions contemplated hereby or thereby, will (A) conflict with, (B) result in any violations of, (C) cause a default under (with or without due notice, lapse of time or both), (D) give rise to any right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, (E) result in the creation of any Encumbrance on or against any assets, rights or property of Purchaser under any term, condition or provision of (x) any instrument (including any outstanding securities of Purchaser) or agreement to which Purchaser is a party, or by which Purchaser or any of its properties, assets or rights may be bound, (y) any law, statute, rule, regulation, order, writ, injunction, decree, permit, concession, license or franchise of any Governmental Authority applicable to Purchaser or any of its properties, assets or rights or (z) Purchaser's Charter or by-laws, as amended through the date hereof, respectively, which conflict, breach, default, violation or other event would prevent or materially adversely affect the consummation of the transactions contemplated by this Agreement or any Related Agreement to which Purchaser is a party. Except as contemplated by this Agreement or any Related Agreement, no permit, authorization, consent or approval of or by, or any notification of or filing with, any Governmental Authority or other person is required in connection with the execution, delivery and performance by Purchaser of this Agreement or the Related Agreements to which it is a party or the consummation of the transactions contemplated hereby or thereby, other than (i) the filing with the SEC of such reports and information under the Exchange Act, and the rules and regulations promulgated by the SEC thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby, and the filing of a registration statement with the SEC under the Securities Act pursuant to the terms of the Registration Rights Agreement, (ii) the filing of such documents with, and the obtaining of such orders from, various state securities and blue-sky authorities as are required in connection with the transactions contemplated hereby, (iii) the filing of a notification with the Nasdaq Stock Market setting forth a description of the transactions contemplated by this Agreement and the Related Agreements, and (iv) such other consents, waivers, authorizations, filings, approvals and registrations which if not obtained or made would not have a Purchaser Material Adverse Effect or materially impair the ability of Purchaser to consummate the transactions contemplated by this Agreement.

            (c) SEC Documents.

                  (i) Purchaser has furnished or made available to the Stockholders a correct and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Purchaser with the SEC on or after the date of filing with the SEC of Purchaser's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (the "2001 10-K") through the date hereof (collectively, the "Purchaser SEC Documents"). As of their respective filing dates, or in the case of registration statements, their respective effective dates, none of the Purchaser SEC Documents (including all exhibits and schedules thereto and documents incorporated by reference therein) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Purchaser SEC Documents complied when filed, or in the case of registration statements, as of their respective effective dates, in all material respects with the then applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated by the SEC thereunder. The Purchaser has not failed to file any report or schedule required to be filed pursuant to the Securities Act or the Exchange Act.

                  (ii) The financial statements of Purchaser included in the 2001 10-K and the Form 10-Q for the quarter ended March 31, 2002 complied as to form in all material respects with the then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP during the periods involved (except as may have been indicated in the financial statements or the notes thereto and except for the absence of complete footnote disclosure as required by GAAP and subject to changes, if applicable, resulting from normal year-end audit adjustments) and fairly present the financial position of Purchaser as at the dates thereof and the results of their operations, stockholders' equity and cash flows for the periods then ended.

            (d) When issued in accordance with the terms of Article I, the Acquisition Shares will be validly issued, fully paid and nonassessable and free of preemptive rights.

                                   ARTICLE III

                               RELATED AGREEMENTS

      3.1 Related Agreements. Simultaneously with or prior to the execution and delivery of this Agreement, the following agreements (such agreements being herein collectively referred to as the "Related Agreements") are being executed and delivered by the respective parties thereto:

            (a) Registration Rights Agreement. The Purchaser and the Stockholders are entering into a Registration Rights Agreement, effective as of the Closing Date, substantially in the form of Exhibit B attached hereto, providing for certain registration rights with respect to the Acquisition Shares.

            (b) Lock-up Agreements. Each Stockholder is executing and delivering to the Purchaser a lock-up agreement effective as of the Closing Date, substantially in the form of

Exhibit D attached hereto, providing for transfer restrictions and stop transfer orders with respect to the Acquisition Shares as set forth therein.

            (c) Release and Waiver. Each Stockholder is executing and delivering to the Purchaser a release and waiver effective as of the Closing Date, substantially in the form of Exhibit E attached hereto.

            (d) Employment Agreements. The Purchaser and/or the Company and each of Sanjeev Welling, Ilan Nachmany and Piotr Zielczynski are entering into Employment Agreements (the "Employment Agreements"), effective as of the Closing Date, in form and substance reasonably acceptable to the respective parties and in substantially the form set forth as Exhibit F-1, Exhibit F-2, and Exhibit F-3 hereof. The Employment Agreements shall not contain any provision which shall provide that the breach of such Employment Agreement shall result in any forfeiture of the right of any Stockholder to receive the Deferred Payments.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

      4.1 Conditions to Obligations of the Purchaser, the Stockholders and the Company. The obligations of each party to perform this Agreement and to effect the Acquisition are subject to the satisfaction of the following conditions unless waived (to the extent such conditions can be waived) by all parties hereto:

            (a) Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with or expiration of waiting periods imposed by any Governmental Authority necessary for the consummation of the transactions contemplated hereby shall have been obtained or made or shall have occurred.

            (b) Legal Action. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Acquisition shall have been issued by any Federal or state court or other Governmental Authority and remain in effect.

      4.2 Conditions to Obligations of Purchaser. The obligations of Purchaser to purchase and pay for the Stockholder Shares pursuant to this Agreement are subject to the satisfaction of the following conditions unless waived (to the extent such conditions can be waived) by Purchaser:

            (a) Representations and Warranties of the Stockholders. The representations and warranties of each of the Company and the Stockholders set forth in Sections 2.1 and 2.2 hereof shall be true and correct in all material respects (except for any representation or warranty that by its terms is qualified by materiality, in which case it shall be true and correct in all respects) as of the date of this Agreement and as of the Closing Date as though made on and as of such date, and Purchaser shall have received certificates signed by the President and Chief Executive Officer of the Company and each Stockholder, as to his or its representations and warranties set forth in
Section 2.1 and 2.2 hereof to that effect.

            (b) Options and Rights to Purchase Company Common Stock. All shares of capital stock of the Company held in its treasury shall be cancelled. Each holder having direct or indirect beneficial ownership of any security (including, but not limited to any rights, options or warrants) of the Company which such holder may exercise, exchange and/or convert, directly or indirectly, into Company Common Stock shall have exercised, exchanged and/or converted such securities into or for Company Common Stock or otherwise canceled or terminated such securities, such that as of the Closing there shall be no security of the Company outstanding other than the Company Common Stock. Furthermore, all rights, whether granted by agreement or otherwise, to purchase or subscribe for shares of Company Common Stock shall have been terminated prior to the Closing.

            (c) Performance of Several Obligations of the Company and the Stockholders. Each of the Company and the Stockholders shall have performed the obligations required to be performed by it or them under this Agreement prior to or as of the Closing Date, and the Purchaser shall have received a certificate signed by the President or Chief Executive Officer of the Company and certificates signed by each Stockholder as to the performance by the Company and each such Stockholder, respectively, of his or its obligations, if any.

            (d) Certificates of Secretary of Company and Stockholders; Additional Deliveries. The Purchaser shall have been provided with a certificate executed by the Secretary of the Company certifying as to (i) the resolutions (which shall be attached to such certificate) duly adopted by the Board of Directors of the Company authorizing the execution of this Agreement and the execution, performance and delivery of all Related Agreements, documents and transactions contemplated hereby, (ii) the Charter and by-laws of the Company (each of which shall be attached to such certificate), as in effect immediately prior to the Closing, and (iii) the incumbency of the officers of the Company executing this Agreement and all Related Agreements and documents contemplated hereby. As to each Stockholder which is not a natural person, such Stockholder shall provide a certificate signed by the Secretary or equivalent officer or member of such Stockholder which shall contain such information regarding such Stockholder as set forth in the foregoing sentence. In addition, such other closing documents (including, by way of example but not in limitation thereof, good standing and franchise tax certificates from the secretary of state of all relevant jurisdictions) customary in transactions of this type shall have been provided to the Purchaser.

            (e) Authorization of Acquisition by the Company and Stockholders. All action necessary to authorize the execution, delivery and performance of this Agreement and the Related Agreements by the Company and the Stockholders and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by the Board of Directors of the Company and by such similar body of any Stockholder which is other than a natural person, and the Company and the Stockholders shall have full power and right to effect the Acquisition on the terms provided herein and therein.

            (f) Authorization of Acquisition by the Purchaser. All action necessary to authorize the execution, delivery and performance of this Agreement and the Related Agreements by the Purchaser, and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken.

            (g) Opinion of the Company's and the Stockholders' Counsel. Purchaser shall have received an opinion dated the Closing Date of Conrad and Vincent, Esqs., counsel to the Company and the Stockholders, in form and substance satisfactory to Purchaser.

            (h) Government Consents, Authorizations, Etc. All consents, authorizations, orders or approvals of, and filings or registrations with, any Governmental Authority which are required for or in connection with the execution and delivery by the Company of this Agreement and the Related Agreements and the consummation by the Company and the Stockholders of the transactions contemplated hereby and thereby shall have been obtained or made.

            (i) Related Agreements. Each of the Related Agreements executed and delivered by the Company and/or the Stockholders prior to the Closing shall be in full force and effect as of the Closing and become effective in accordance with the respective terms thereof and the actions required to be taken thereunder by the parties thereto immediately prior to the Closing shall have been taken.

            (j) Acquisition of Shares. Effective immediately upon Closing, Purchaser shall have acquired 100% of the outstanding capital stock of the Company measured on a Fully Diluted Basis.

            (k) Absence of a Material Adverse Change.. There shall have been no Material Adverse Change of the Company prior to the Closing.

            (l) Third Party Consents. Duly executed copies of all third party consents and approvals contemplated by this Agreement or the Company Disclosure Schedule, in form and substance satisfactory to the Purchaser shall have been delivered to the Purchaser.

            (m) Expenses. A true, correct and complete schedule (the "Schedule of Expenses") of all Expenses (as defined herein) paid or incurred or to be incurred by or on behalf of the Company and/or the Stockholders through the Closing Date, accompanied by a certificate signed by the Chief Financial Officer of the Company and each Stockholder certifying the accuracy and completeness thereof, shall have been delivered by the Company and the Stockholders. For purposes of this Agreement, Expenses shall mean, with respect to any party, all actual, out-of-pocket expenses (including without limitation, any brokerage or finders fees, attorney's fees and expenses, accountants' fees and expenses, tax advisor's fees and expenses and investment banking fees) incurred by such party to third parties, in connection with this Agreement, the Related Agreements, the Acquisition and all other transactions provided for herein and therein.

            (n) Expenses Releases. A written instrument in form and substance reasonably satisfactory to the Purchaser is being delivered by each third party identified on the Schedule of Expenses acknowledging that they have received full payment of the amount of fees and expenses of such party reflected in a detailed invoice of such party and accompanying such instrument, such party shall be deemed to have released the Purchaser, the Company and the Stockholders from any liabilities or obligations in respect of the payment of any fees and expenses that are or may be characterized as Expenses.

            (o) Accountant Consent. The Company shall have delivered a signed, written consent, in customary form, of the Company's Accountants pursuant to which the Company's Accountants shall have given its or their consent to the use of any audited or unaudited financial statements of the Company prepared by the Company's Accountants in any public filings which the Purchaser shall be required to make under the Securities Act or the Exchange Act.

            (p) FIRPTA Certificate. The Company shall, prior to the Closing Date, provide Purchaser with a properly executed FIRPTA Notification Letter and a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2), each in form and substance satisfactory to the Purchaser, along with written authorization for Purchaser to deliver such notice form to the Internal Revenue Service on behalf of the Company upon the Closing.

            (q) Stock Certificates. Each Stockholder shall have tendered his or its certificates representing shares of Company Common Stock (or affidavit of loss relating thereto) and the transfer documentation necessary to exchange such Company Common Stock for such Stockholder's Acquisition Shares.

            (r) Default Under Agreements. The consummation of the transactions contemplated hereby and by the Related Agreements shall not cause the Company or any Stockholder to be in default under any material agreement or instrument to which it or he is a party or by which it or he or any of its or his properties are bound, the result of which would result, respectively, in a Material Adverse Change or any material adverse change in the businesses, conditions (financial or otherwise), assets, properties, operations, results of operations, prospects, affairs or Liabilities of such Stockholder.

            (s) Resignations. The Company shall deliver to the Purchaser resignations of each member of the Board of Directors and each officer of the Company, effective upon the Closing, in form and substance reasonably acceptable to Purchaser.

            (t) Revenue Run Rate. As of the last full month ended prior to the Closing Date, the Company shall have revenues of at least five million seven hundred thousand dollars ($5,700,000) calculated on an annualized basis.

            (u) Bank Approval; Amended Agreement. Purchaser shall have received the written approval of Keltic Financial Services LLC ("Keltic") for the transactions contemplated hereby and by the Related Agreements. Purchaser shall have entered into an amendment of its existing credit agreement in form and substance acceptable to Purchaser, which amendment shall provide for a substantial reduction in the amount of the personal guarantee executed in connection therewith and the inclusion of the Company's accounts receivable in the borrowing base of the credit line.

            (v) Subordination Agreements. Each of the Stockholders, collectively, and Piotr Zielczynski, individually, shall execute and deliver to Keltic subordination agreements in form and substance satisfactory to Keltic and the Purchaser (together, the "Subordination Agreements").

            (w) Fairness Opinion. Purchaser shall have received a "fairness opinion" from H.C. Wainwright & Co., Inc. in form and substance satisfactory to the Purchaser.

            (x) Acceptance by Counsel to Purchaser. The form and substance of all legal matters contemplated hereby and of all papers delivered hereunder shall be reasonably acceptable to Orrick, counsel to Purchaser.

            (y) Company Lines of Credit. The lines of credit with Commerce Bank, N.A. and Sovereign Bank (the "Lines of Credit") shall have been terminated and be of no further force or effect and the Company shall deliver to the Purchaser UCC-3 termination statements duly executed by Commerce Bank, N.A. and Sovereign Bank for each jurisdiction in which either of such entities had filed a UCC-1 financing statement.

            (z) Non-Disclosure Agreements. Each officer of the Company and at least two-thirds of the employees and consultants as of the Closing Date of the Company shall have executed and delivered a non-disclosure agreement substantially in the form of the non-disclosure agreement attached hereto as Exhibit G (an "NDA").

            (aa) Deferred Bonus Agreements. The Company and each employee who has the right to a deferred bonus payable by the Company in excess of $20,000 as of the date hereof or as of the Closing shall deliver an agreement, in form and substance reasonably satisfactory to the Purchaser, evidencing the employee's agreement that any deferred bonus shall be paid consistent with past practice and that no monthly bonus payment shall exceed $10,000 (in addition to such employee's salary), whether employee remains employed, resigns or is terminated.

            (bb) Employment Agreements. All existing agreements, whether written or oral, related to the employment by the Company of each of Ilan Nachmany, Sanjeev Welling and Piotr Zielczynski shall have been terminated and be of no further force or effect.

            (cc) Amendment to Note Payable. The Company and Piotr Zielczynski shall have amended any and all promissory notes made by the Company in favor of Piotr Zielczynski to eliminate any provision providing for the acceleration of the payment of the principal and interest owing thereunder as a result of the transactions contemplated hereby or by the Related Agreements.

            (dd) Receivables Guarantee. Piotr Zielczynski shall deliver to the Purchaser an agreement to guarantee payment of the Company's account receivable with respect to American Software Factory Corp., Inc. in the amount of $5,000, such guarantee agreement to be in form and substance reasonably acceptable to Purchaser.

      4.3 Conditions to Obligations of the Company and the Stockholders. The several obligation of each Stockholder to sell his or its Stockholder Shares pursuant to this Agreement and the acceptance of the obligations of the Company pursuant to this Agreement are subject to the satisfaction of the following conditions unless waived (to the extent such conditions can be waived) by such Stockholder or the Company:

            (a) Representations and Warranties of the Purchaser. The representations and warranties of the Purchaser set forth in Section 2.3 hereof shall be true and correct in all material respects (except for any representation or warranty that by its terms is qualified by materiality, in which case it shall be true and correct in all respects) as of the date of this Agreement and as of the Closing Date as though made at and as of such date, and the Company shall have received a certificate signed by the President or Chief Executive Officer of Purchaser to that effect, which such certificate may be relied upon by each Stockholder.

            (b) Performance of Obligations of Purchaser. Purchaser shall have performed in all material respects its obligations required to be performed by it under this Agreement prior to or as of the Closing Date and the Company shall have received a certificate signed by the President or Chief Executive Officer of the Purchaser to that effect, which such certificate may be relied upon by each Stockholder.

            (c) Certificate of Secretary of Purchaser. The Company shall have been provided with a certificate executed by the Secretary of the Purchaser certifying as to (i) the resolutions (which shall be attached to such certificate) duly adopted by the Board of Directors and the shareholders of the Purchaser authorizing the execution of this Agreement and the execution, performance and delivery of all Related Agreements, documents and transactions contemplated hereby, (ii) the Charter and by-laws of the Purchaser (each of which shall be attached to such certificate), as in effect immediately prior to the Closing, and (iii) the incumbency of the officers of the Purchaser executing this Agreement and all Related Agreements and documents contemplated hereby. In addition, such other closing documents (including, by way of example but not in limitation thereof, good standing and franchise tax certificates from the secretary of state of all relevant jurisdictions) customary in transactions of this type shall have been provided to the Company.

            (d) Authorization of Acquisition by the Purchaser. All action necessary to authorize the execution, delivery and performance of this Agreement and the Related Agreements by Purchaser and the consummation of the transactions contemplated hereby shall have been duly and validly taken.

            (e) Government Consents, Authorizations, Etc. All consents, authorizations, orders or approvals of, and filings or registrations with, any Governmental Authority which are required for or in connection with the execution and delivery by the Purchaser of this Agreement and the Related Agreements and the consummation by the Purchaser of the transactions contemplated hereby or thereby shall have been obtained or made.

            (f) Board of Directors. The Purchaser shall have taken all necessary and advisable actions (including, but not limited to amending the Charter and/or by-laws of the Purchaser) to (i) provide that effective upon Closing the number of members of the Board of Directors of the Purchaser shall be fixed at five (5) members and (ii) elect or appoint to the Board of Directors of the Purchaser, in accordance with the Purchaser's Charter and by-laws, William Miller.

            (g) Related Agreements. Each of the Related Agreements executed and delivered by the Purchaser prior to the Closing shall be in full force and effect as of the Closing and become effective in accordance with the respective terms thereof and the actions required to be taken thereunder by the parties thereto immediately prior to the Closing shall have been taken.

            (h) Absence of a Material Adverse Change. There shall have been no Material Adverse Change of the Purchaser prior to the Closing.

            (i) Delivery of Stock Certificates. The Purchaser shall deliver to each Stockholder or to each Stockholder's representative a stock certificate (a "Purchaser Certificate"), registered in the name of such Stockholder, representing that number of unregistered Acquisition Shares set forth opposite the name of such Stockholder on Schedule II attached hereto under the column entitled "Acquisition Shares".

            (j) Guarantee. The Purchaser shall deliver an agreement to guarantee the payments of the Company under the promissory note payable to Piotr Zielczynski, in form and substance reasonably satisfactory to counsel to Piotr Zielczynski.

            (k) Stock Options. Each of the Company employees listed on Schedule III who are employed by the Company as of the Closing Date and who shall have executed and delivered to the Purchaser both the Purchaser's standard form Stock Option Agreement and a NDA shall have received an option to purchase that number of shares of Purchaser Common Stock as is reflected on Schedule III hereto.

                                    ARTICLE V

        ADDITIONAL AGREEMENTS; CONDUCT AND TRANSACTIONS PRIOR TO CLOSING

      5.1 Payment of Fees and Expenses. The Purchaser shall be responsible for the payment of its own Expenses in connection with the negotiation and execution of this Agreement, all Related Agreements and the transactions contemplated herein and therein. The Stockholders shall be responsible for the payment of their own Expenses and the Expenses of the Company in connection with the negotiation and execution of this Agreement, all Related Agreements and the transactions contemplated herein and therein; provided, however, that up to $20,000 of the Expenses of the Company and the Stockholders may be paid by the Company prior to the Closing. For purposes hereof, "Expenses" shall mean all actual, out-of-pocket expenses (including, without limitation, any brokerage or finders fees, attorney's fees and expenses and investment banking fees) incurred by such party to third parties, but shall not in any event include general overhead, the time spent by employees of such party internally, postage, telephone, telecopy, photocopy and delivery expenses, permit and filing fees, and other non-material expenses that are incidental to the ordinary course of business.

      5.2 Restrictions on Transfer.

            (a) The Acquisition Shares to be issued to each Stockholder pursuant to this Agreement (collectively, the "Restricted Securities") shall not be sold, transferred, assigned, pledged, encumbered or otherwise disposed of (each, a "Transfer") except upon the conditions specified in this Section 5.2, which conditions are intended solely to insure compliance with the provisions of the Securities Act. Each Stockholder shall observe and comply with the Securities

Act and the rules and regulations promulgated by the SEC thereunder as now in effect or hereafter enacted or promulgated, and as from time to time amended, in connection with any Transfer of Restricted Securities beneficially owned by such Stockholder.

            (b) Each certificate representing Restricted Securities issued to a Stockholder and each certificate for such securities issued to subsequent transferees of any such certificate shall (unless otherwise permitted by the provisions of Sections 5.2(c) and 5.2(e) hereof) be stamped or otherwise imprinted with a legend in substantially the following form:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE U.S. STATE SECURITIES OR "BLUE-SKY" LAWS. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN SECTION 5.2 OF THE STOCK PURCHASE AGREEMENT DATED AS OF JUNE 28, 2002, AMONG THE A CONSULTING TEAM, INC., INTERNATIONAL OBJECT TECHNOLOGY, INC. AND ALL THE STOCKHOLDERS OF INTERNATIONAL OBJECT TECHNOLOGY, INC. AND A LOCK-UP AGREEMENT EXECUTED IN CONNECTION THEREWITH AND NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. UPON THE FULFILLMENT OF CERTAIN OF SUCH CONDITIONS, THE A CONSULTING TEAM, INC. HAS AGREED TO DELIVER TO THE HOLDER HEREOF A CERTIFICATE OF THE A CONSULTING TEAM, INC., NOT BEARING THIS LEGEND, FOR THE SECURITIES REPRESENTED HEREBY REGISTERED IN THE NAME OF THE HOLDER HEREOF. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE A CONSULTING TEAM, INC."

            (c) Each Stockholder agrees, prior to any Transfer of Restricted Securities (other than pursuant to an effective registration statement or pursuant to Rule 144) to give written notice to Purchaser of such Stockholder's intention to effect such Transfer and to comply in all other respects with the provisions of this Section 5.2. Each such notice shall describe the manner and circumstances of the proposed Transfer and shall be accompanied by the written opinion, addressed to Purchaser, of counsel for the holder of such Restricted Securities, stating that in the opinion of such counsel (which opinion and counsel shall be reasonably satisfactory to Purchaser) such proposed transfer does not involve a transaction requiring registration or qualification of such Restricted Securities under the Securities Act or the securities or "blue-sky" laws of any relevant state of the United States or is otherwise exempted from the application of United States securities laws. The holder thereof shall thereupon be entitled to Transfer such Restricted Securities in accordance with the terms of the notice delivered by it to Purchaser. Each certificate or other instrument evidencing the securities issued upon the Transfer of any such Restricted Securities (and each certificate or other instrument evidencing any untransferred balance of such Restricted Securities) shall bear the legend set forth in Section 5.2(b) unless (x) in such opinion of counsel of Purchaser registration of any future Transfer is not required by the applicable provisions of the Securities Act or (y) Purchaser shall have waived the requirement of such legends. No Stockholder shall Transfer any Restricted Securities until such opinion of counsel has been given (unless waived by Purchaser or unless such opinion is not required in accordance with the provisions of this Section 5.2(c)).

            (d) Notwithstanding the foregoing provisions of this Section 5.2, the restrictions imposed by this Section 5.2 upon the transferability of Restricted Securities shall cease and terminate when (i) any such shares are sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act or as otherwise contemplated by Section 5.2(c) and, pursuant to Section 5.2(c), the securities so transferred are not required to bear the legend set forth in Section 5.2(b) or (ii) the holder of such Restricted Securities has met the requirements for Transfer of such Restricted Securities pursuant to subparagraph (k) of Rule 144. Whenever the restrictions imposed by this Section 5.2 shall terminate, as herein provided, the holder of Restricted Securities as to which such restrictions have terminated shall be entitled to receive from Purchaser, without expense, a new certificate not bearing the restrictive legend set forth in Section 5.2(b) and not containing any other reference to the restrictions imposed by this Section 5.2 and such securities shall thereupon cease to be Restricted Securities. Nothing contained herein shall be construed to limit the right of any Stockholder from availing itself or himself of any other provision of Rule 144 otherwise permitting the sale of its or his Restricted Securities in accordance with such provision(s).

            (e) Each Stockholder understands and agrees that when a transfer is prohibited by law or by this Section 5.2, Purchaser may cause stop transfer orders to be placed with its transfer agent with respect to certificates for Restricted Securities owned by such Stockholder but not as to certificates for such shares of Purchaser Common Stock as to which the legend set forth in paragraph (b) of this Section 5.2 is no longer required because one or more of the conditions set forth in Section 5.2(d) shall have been satisfied.

      5.3 Stockholder Assurance. Each Stockholder hereby agrees not to take any action that would be inconsistent with the obligations and undertakings of the Purchaser and such Stockholder under this Agreement and the Related Agreements.

      5.4 Confidential Information.

            (a) Each Stockholder agrees that from and after the Closing Date it or he shall not directly or indirectly use or disclose any confidential or proprietary information of or relating to the Purchaser or any subsidiary to any person, firm, corporation, association or other entity, nor shall any Stockholder make use of any such confidential or proprietary information for its or his own purpose or for the benefit of any person, firm, corporation or other entity except the Purchaser or any subsidiary or affiliate thereof. The Stockholders hereby acknowledge that the Company and Purchaser would be irreparably damaged if such confidential knowledge of the Company or Purchaser was disclosed to or utilized on behalf of others in competition in any respect with the Company or Purchaser. For the purpose of this Section, the term "confidential or proprietary information" shall mean all information which is known to any Stockholder or their respective affiliates or to their employees, former employees, consultants or others in a confidential relationship with the Company or Purchaser and relates to matters such as trade secrets, research and development activities, books and records, customer lists, suppliers, distribution channels, pricing information, private processes, formulae, functional specifications, blueprints, know-how, data, improvements, discoveries, designs, inventions, techniques, marketing plans, strategies, forecasts, new products, business plans, budgets and financial statements, and all intellectual property of the Company or Purchaser.

            (b) It is the desire and intent of Purchaser that the foregoing provisions of this Section 5.4 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Section shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision of this Section 5.4 in the particular jurisdiction in which such adjudication is made. In addition, in the event of a breach or threatened breach by any Stockholder or any of the Stockholders of the provisions of this Section 5.4, the Company and Purchaser shall be entitled to an injunction restraining them or him, as the case may be, from such breach. Nothing herein contained shall be construed as prohibiting the Company and Purchaser from pursuing any other remedies available for such breach or threatened breach.

      5.5 Access to Records and Properties. From and after the date hereof until the Closing (the "Executory Period"), the Company shall permit the Purchaser and its consultants and professional advisors to conduct, and assist Purchaser and its consultants and professional advisors in the conduct of, a full and complete investigation of the Company's business and technology including, without limitation, a market and competitive products and technology analysis and a review of the Company's books and records, contracts, technology, intellectual property, inventory, equipment, technical materials, customer records and other assets, reasonable, non-disruptive access to, and communications with current and former employees of the Company (the "Investigation"). The Investigation shall be conducted during normal business hours. Under no circumstances shall any information disclosed by the Stockholders or the Company to Purchaser, or otherwise in Purchaser's possession, on or before the Closing, limit or restrict in any manner any right of Purchaser to terminate this Agreement upon the terms and conditions herein. During the Executory Period, the Company shall provide to the Purchaser a copy of the minutes of any meeting of the Board of Directors or stockholders of the Company or any written consent taken in lieu thereof promptly after the date of such meeting or written consent, as the case may be.

      5.6 Filings. Each party hereto agrees and covenants that he or it shall use his or its best efforts, from the date hereof, to make all filings with the SEC as it shall be required to make pursuant to the Securities Act, the Exchange Act and all rules and regulations promulgated under each act (including, without limitation, filing all Forms 3, 4 and 5, and Schedule 13's), for so long as each party shall be legally required by the Securities Act or the Exchange Act.

      5.7 Reserved.

      5.8 Loans. Prior to the Closing, the Company and Piotr Zielczynski shall have amended any and all promissory notes made by the Company in favor of Piotr Zielczynski (the "Promissory Notes") to eliminate any provision providing for the acceleration of the payment of the principal and interest owing thereunder as a result of the transactions contemplated hereby or by the Related Agreements. The Company shall have the right to prepay under the Promissory Notes at or immediately prior to the Closing Date, an amount not to exceed the amount of cash on hand at the Company as of immediately prior to the Closing Date less the amounts of any unpaid payroll obligations (excluding the amounts of any accrued bonuses), payroll taxes, Tax liabilities, Expenses and prepayment or similar termination penalties with respect to the termination of the Lines of Credit incurred or to be incurred by the Company up to and including the Closing Date

      5.9 Operation of Business of the Company. During the Executory Period, the Company shall operate its business as now operated and only in, and the Company shall not take any action except in, the normal and ordinary course and in a manner consistent with past practice, and the Company and the Stockholders shall use their respective best efforts to preserve intact its business and assets, to keep available the services of the Company's officers, employees and consultants and to maintain satisfactory relationships with the other persons with which the Company has business relations. Without limiting the generality of the foregoing, during the Executory Period, none of the Company nor any of the Stockholders shall, without the prior written consent of Purchaser, (a) take any action that would result in any of the representations and warranties of the Company or the Stockholders herein becoming untrue or in any of the conditions to the Acquisition not being satisfied, or (b) take or cause to occur any of the actions or transactions described in Section 2.1(g)(iii) through (xvii).

      5.10 Advice of Changes. During the Executory Period, the Company shall confer with the Purchaser on a regular basis, report on operational matters and promptly advise the Purchaser of any change, event or circumstance having, or which, insofar as can reasonably foreseen, could have a Material Adverse Change or which could impair (negatively or positively) the Company's financial projections or forecasts.

      5.11 Legal Conditions to Acquisition. Each party hereto shall take all reasonable actions necessary to comply promptly with all legal requirements that may be imposed on such party with respect to the Acquisition and will take all reasonable action necessary to cooperate with and furnish information to the other party in connection with any such requirements imposed upon such other party in connection with the Acquisition. Each party hereto shall take all reasonable actions necessary (a) to obtain (and will take all reasonable actions necessary to promptly cooperate with the other party in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Authority, or other third party, required to be obtained or made by such party (or by the other parties) in connection with the Acquisition or the taking of any action contemplated by this Agreement, (b) to defend, lift, rescind or mitigate the effect of any lawsuit, order, injunction or other action adversely affecting the ability of such party to consummate the transactions contemplated hereby and (c) to fulfill all conditions precedent applicable to such party pursuant to this Agreement.

      5.12 Consents. Each party hereto shall use its best efforts, and the other parties shall cooperate with such efforts, to obtain any consents and approvals of, or effect the notification of or filing with, each person or authority, whether private or governmental, whose consent or approval is required in order to permit the consummation of the Acquisition and the transactions contemplated hereby and to enable the Company to conduct and operate its business substantially as presently conducted and as proposed to be conducted.

      5.13 Efforts to Consummate. Subject to the terms and conditions herein provided, the parties hereto shall use their best efforts to do or cause to be done all such acts and things as may be necessary, proper or advisable, consistent with all applicable laws and regulations, to consummate and make effective the transactions contemplated hereby and to satisfy or cause to be satisfied all conditions precedent that are set forth in Article IV as soon as reasonably practicable.

      5.14 Notice of Prospective Breach. Each party hereto shall immediately notify the other parties in writing upon the occurrence of any act, event, circumstance or thing that is reasonably likely to cause or result in a representation or warranty hereunder to be untrue at the Closing, the failure of a closing condition to be achieved at the Closing, or any other breach or violation hereof or default hereunder.

      5.15 Public Announcements. The parties hereto agree that, to the maximum extent feasible, but subject, in the case of the Purchaser, to its public disclosure and other legal and regulatory obligations, they shall advise and confer prior to the issuance (and provide copies to the other party prior to issuance) of any public announcement or reports or statements with respect to the Acquisition; provided, however, that neither the Company nor any Stockholder will issue any report, statement or release pertaining to this Agreement or any transaction contemplated hereby, without the prior written consent of the Purchaser.

      5.16 Support of Acquisition by Officers and Directors. Each party hereto shall use his or its best efforts to cause all of its officers and directors to support the Acquisition and to take all actions and execute all documents reasonably requested by the other parties hereto to carry out the intent of the parties with respect to the transactions contemplated hereby.

      5.17 Support of Acquisition by Stockholders. The Stockholders hereby agree to use their reasonable best efforts to cause the Company to duly observe and perform its obligations under this Agreement.

      5.18 Management and Employees. The Purchaser shall have the right to discuss and secure satisfactory assurances from management and certain other existing employees of the Company that they have no present intention to terminate their employment with the Purchaser or the Company following the consummation of the Acquisition.

      5.19 FIRPTA. The Company shall deliver to the Purchaser (i) a statement (in such form as may be reasonably requested by counsel to the Purchaser) conforming to the requirements of Section 1.897-2(h)(1)(i) of the Treasury Regulations, which states that the Stockholder Shares do not constitute "United States real property interests" under Section 897(c) of the Code for purposes of satisfying the Purchaser's obligations under Treasury Regulation Section 1.1445-2(c)(3); and (ii) a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2), along with written authorization for the Purchaser to deliver such notice form to the Internal Revenue Service on behalf of the Company upon the Closing.

      5.20 Negotiation With Others.

                  (a) During the Executory Period, neither the Company nor the Stockholders shall, and they shall not authorize, cause or permit any of the Company's or such Stockholder's employees, directors, officers, advisors, consultants, stockholders or agents to, (i) directly or indirectly, solicit, initiate, or engage in any discussions or negotiations with, irrespective of the person performing such solicitation, initiation or engagement, or provide any information to, or take any other action that facilitates or with the intent to facilitate the efforts of, any third party relating to any possible agreement (whether binding or in principle) or other arrangement involving (a) the acquisition of all or any substantial interest in the Company or its business (whether by way of merger, purchase of capital stock or other securities, purchase of assets or otherwise); (b) any financing of, or investment in, the Company; (c) the sale, license, disposition or encumbrance of the intellectual property of the Company; or (d) otherwise take any action inconsistent with, or that could reasonably be expected to delay the consummation of, or that renders impractical or undesirable to the Purchaser, the transactions contemplated hereby (each, a "Prohibited Transaction"); or (ii) authorize, execute, consummate or enter into any agreement or commitment with respect to a Prohibited Transaction. In addition, upon execution and delivery of this Agreement, the Company and each Stockholder shall: (i) terminate any and all discussions, if any, it or he may be having regarding a Prohibited Transaction and (ii) immediately notify the Purchaser in writing if it or he thereafter receives any inquiries or offers from any person regarding a Prohibited Transaction, which notice shall identify such person or entity, the nature and structure of the Prohibited Transaction as proposed and the material terms of the proposal and to confirm that the inquiry regarding a Prohibited Transaction was definitively rejected, and the Company and each Stockholder shall refuse to discuss and immediately reject such inquiry or offer.

                  (b) The Company and each Stockholder acknowledges and agrees that the transactions contemplated by this Agreement are unique and that in reliance on the provisions of Section 5.20(a) (the "No-Shop"), the Purchaser has committed, and expects to commit additional, significant resources and intends for the No-Shop to be binding and enforceable against the Company and the Stockholders as an inducement to enter into this Agreement.

                                   ARTICLE VI

                                 INDEMNIFICATION

      6.1 Indemnification.

            (a) From and after the Closing Date, each Stockholder (the "Stockholder Indemnifying Persons") shall severally and not jointly, up to the amount of such Stockholder's pro rata portion of the Maximum Liability (as defined below), except in respect of Losses resulting from Taxes or Tax liabilities, in which case each Stockholder shall severally and not jointly, up to their pro rata portion of such actual amount of such Losses, protect, defend, indemnify and hold harmless the Purchaser and its affiliates (including the Company), officers, directors, employees, representatives and agents (each a "Purchaser Indemnified Person" and collectively "Purchaser Indemnified Persons") from and against any and all losses, claims, shortages, costs, damages, liabilities, fees (including without limitation attorneys' fees and expenses generally and attorney's fees and expenses specifically related to enforcement of, or assertion of, claims pursuant to this
Article VI (collectively, the "Losses") and expenses that any of the Purchaser Indemnified Persons incurs or reasonably anticipates incurring by reason of or in connection with (i) any claim, demand, action or cause of action alleging misrepresentation, breach of, or default in connection with, any of the representations, warranties, covenants or agreements of the Company or any Stockholder contained in this Agreement, including any exhibits or schedules attached hereto, or any fact or circumstance constituting a misrepresentation, breach of or default in such representations or warranties, (ii) any Losses that any of the Purchaser Indemnified Persons incurs or reasonably anticipates incurring as by reason of or in connection with any Action affecting the Company or any Stockholder, (iii) all Taxes of, or imposed on, or with respect to, or resulting from the operations of, the Company for all periods up to and including the Closing Date (except with respect to the amount of Taxes that the Company has monies on hand at the time of Closing available to pay Taxes), and Taxes resulting from the Company converting from the cash method to the accrual method of accounting for income tax purposes (except to the extent that the amount of Taxes for such conversion is properly reflected as a deferred Tax liability in the 2002 Financial Statements), and (iv) any Tax liability of the Company with respect to a period up to and including the Closing Date under Treasury Regulation Section 1.1502-6 or any similar provision of state or local law or as a result of an indemnification obligation for Taxes pursuant to a contract, being a successor or transferee or otherwise; provided, however that the maximum liability for indemnification for Losses (other than Losses relating to Taxes and Tax liabilities) shall not exceed an amount equal to the sum of (A) the amount of the Deferred Payments and (B) the product of (i) the Average Price and (ii) 1,270,000 (the "Maximum Liability"); provided, further, however, that the Maximum Liability shall not apply to any Losses resulting from Taxes or Tax liabilities of the Company; provided, further, however, that the maximum liability for indemnification for Losses arising out of the Company's violation of the Immigration and Naturalization Act and the rules and regulations promulgated thereunder solely with respect to any of its employee's status as an H-1B employee shall be $25,000, though no such maximum liability shall apply with respect to any willful violation of such Act or the rules and regulations promulgated thereunder. Subject to the last sentence of this Section 6.1(a), each Stockholder's pro rata portion of (i) the Maximum Liability, (ii) Losses resulting from Taxes or Tax liabilities, or (iii) Losses resulting from an ERP Shortfall (as defined below) shall be based upon such Stockholder's pro rata portion of the Aggregate Purchase Price. "Stockholder Indemnifying Persons" shall include Robert Duncan or William Miller only to the extent any Purchaser Indemnified Person suffers Losses as a result of a breach of a representation or warranty made by either Robert Duncan or William Miller, as the case may be, in
Section 2.2 hereof, and neither Robert Duncan nor William Miller shall have any other liability to the Purchaser whatsoever under the terms of this Agreement. The foregoing indemnification shall apply solely to Losses incurred by any of the Purchaser Indemnified Persons in excess of an aggregate of $25,000 (the "Threshold"); provided, however, that any Losses arising out of the Company's violation of the Immigration and Naturalization Act and the rules and regulations promulgated thereunder shall not be subject to the Threshold. Notwithstanding anything to the contrary contained herein, any amount not paid to the Company or the Purchaser with respect to the Company's account receivable of ERP-Link Corp. in the amount of $38,790 (an "ERP Shortfall") shall be deducted dollar for dollar from the Deferred Payment payable by the Purchaser on April 1, 2004 pro rata among the Stockholders.

Notwithstanding the foregoing, any Losses resulting from Taxes or Tax liabilities shall be borne by the Stockholder Indemnifying Persons as follows:
(i) Piotr Zielczynski shall bear 100% of any indemnification obligation relating to Losses resulting from Taxes or Tax liabilities incurred by the Company for the period beginning on the date of incorporation of the Company and ending January 13, 2000, (ii) Piotr Zielczynski and Sanjeev Welling shall each bear 50% of any indemnification obligation relating to Losses resulting from Taxes or Tax liabilities incurred by the Company for the period beginning January 14, 2000 and ending December 31, 2000, and (iii) Piotr Zielczynski and Sanjeev Welling shall each bear 46.4% and Ilan Nachmany shall bear 7.2% of any indemnification obligation relating to Losses resulting from Taxes or Tax liabilities incurred by the Company for the period beginning January 1, 2001 and ending on the Closing Date.

            (b) From and after the Closing Date, the Purchaser shall protect, defend, indemnify and hold harmless each Stockholder (each a "Company Indemnified Person" and collectively the "Company Indemnified Persons") from and against any and all Losses, that any of the Company Indemnified Persons incurs or reasonably anticipates incurring by reason of or in connection with any claim, demand, action or cause of action alleging misrepresentation, breach of, or default in connection with, any of the representations, warranties, covenants or agreements of the Purchaser contained in this Agreement, including any exhibits or schedules attached hereto, or any factor or circumstance constituting a misrepresentation, breach of or default in such representations or warranties. The maximum liability of the Purchaser Indemnifying Persons pursuant to this Article VI shall be equal to the Maximum Liability less the amount of any Deferred Payments previously paid by the Purchaser; provided, however, that the foregoing indemnification shall apply solely to Losses incurred by any of the Stockholder Indemnified Persons in excess of an aggregate of $25,000.

            (c) No claim shall be brought under this Section 6.1 unless either the Company Indemnified Persons or the Purchaser Indemnified Persons (hereinafter being referred to as the "Indemnified Person," with each reference being made to the applicable party or parties as appropriate in the context), or any of them, at any time prior to the applicable Survival Date (as defined herein), give each of the Company Indemnifying Persons or Purchaser Indemnifying Persons (hereinafter being referred to as the "Indemnifying Persons," with each reference being made to the applicable party or parties as appropriate in the context) prompt written notice (a "Notice") after the Indemnified Party has actual knowledge of the basis for such claim, of the existence of any such claim, specifying the nature and basis of such claim and the amount thereof, to the extent known or prompt written notice of any third party claim, the existence of which might give rise to such a claim, but the failure so to provide such notice to the Indemnifying Persons will not relieve the Indemnifying Persons from any liability which they may have to the Indemnified Persons under this Agreement (unless and only to the extent that such failure results in the loss or compromise of any material rights or defenses of the Indemnifying Persons and they were not otherwise aware of such action or claim) or otherwise. In the event each of the Indemnifying Persons do not respond to the Notice within ten (10) business days of receipt thereof, the Indemnifying Persons shall pay to the Indemnified Persons the amount of the claim set forth in the Notice in accordance with Section 6.4 hereof. In the event the Indemnifying Persons dispute the nature or amount of the claim set forth in the Notice, the Indemnified Persons and the Indemnifying Persons shall attempt to reach a mutually agreeable resolution to such claim. In the event that no resolution is reached, the Indemnified

Persons, or any of them, shall have the right to commence legal proceedings until one year from the Survival Date for the enforcement of their rights pursuant to this Section 6.1 with respect to the matters described in the Notice.

            (d) The obligations and liabilities of the Purchaser, the Company and each Stockholder, as applicable, with respect to Losses resulting from the assertion of liability by third parties that could render the Purchaser's, the Company's or such Stockholder's, as applicable, representations and warranties false or misleading (each, a "Third Party Claim") shall be subject to the following terms and conditions:

                  (i) The Indemnified Persons shall promptly give written notice to the Indemnifying Persons of any Third Party Claim that might give rise to any Loss by the Indemnified Persons, stating the nature and basis of such Third Party Claim, and the amount thereof to the extent known. Such notice shall be accompanied by copies of all relevant documentation with respect to such Third Party Claim, including, without limitation, any summons, complaint or other pleading that may have been served, any written demand or any other document or instrument. Notwithstanding the foregoing, the failure to provide notice as aforesaid to the Indemnifying Persons will not relieve the Indemnifying Persons from any liability which they may have to the Indemnified Persons under this Agreement (unless and only to the extent that such failure results in the loss or compromise of any material rights or defenses of the Indemnifying Persons and they were not otherwise aware of such action or claim) or otherwise.

                  (ii) The Indemnifying Persons will have the right, upon delivery of a written acknowledgement to the Indemnified Persons of their indemnification liability pursuant to this Article VI, to assume the defense of the Third Party Claim with counsel of his or its choice within twenty (20) days after the Indemnified Person has given notice of the Third Party Claim; provided, however, that Indemnifying Persons must conduct the defense of the Third Party Claim actively and diligently thereafter in order to preserve its rights in this regard; and provided further that Indemnified Person may retain separate counsel, with the reasonable fees and expenses to be paid by the Indemnifying Persons, if such Indemnified Person upon advice of legal counsel shall have reasonably concluded that representation of such indemnified party or parties by the counsel retained by the Indemnifying Persons would be inappropriate due to actual or potential differing interests between such Indemnified Person and any other party represented by such counsel in such proceeding (provided that the Indemnifying Person shall not be responsible for the fees and expenses of more than one additional counsel for all Indemnified Persons). No Indemnifying Persons, in the defense of any claim or litigation shall, except with the consent of each Indemnified Person, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Person of a release from all liability in respect to such claim or litigation.

                  (iii) In the event that the Indemnifying Persons does not assume and conduct the defense of the Third Party Claim, the Indemnified Persons shall defend any Third Party Claims with counsel of their own choosing, which counsel shall be reasonably satisfactory to the Indemnifying Persons, and shall act reasonably and in accordance with their good faith business judgment in handling such Third Party Claims and shall not effect any settlement without the consent of the Indemnifying Persons which consent shall not unreasonably be withheld or delayed. The Indemnifying Persons and the Indemnified Persons shall make available to each other and their counsel and accountants all books and records and information relating to any Third Party Claims, keep each other fully apprised as to the details and progress of all proceedings relating thereto and render to each other such assistance as may be reasonably required to ensure the proper and adequate defense of any and all Third Party Claims.

      6.2 Fraud. Nothing contained in Section 6.1 shall in any way limit, impair, modify or otherwise affect the rights of the Indemnified Persons (i) to bring against any Indemnifying Person any claim, demand, suit or cause of action otherwise available to the Indemnified Persons based upon an allegation or allegations that the Purchaser, on the one hand, or the Company and/or a Stockholder, as the case may be, on the other hand, had an intent to defraud or made an intentional willful misrepresentation or an intentional willful omission of a material fact in connection with this Agreement or the Related Agreements and the Acquisition or (ii) to enforce against any Indemnifying Person any judgment of a court of competent jurisdiction which finds or determines that such party or parties, or any of them, had an intent to defraud or made an intentional willful misrepresentation or intentional willful omission of a material fact in connection with this Agreement or the Related Agreements and the Acquisition.

      6.3 Survival of Representations and Warranties. Subject to the further provisions of this Section 6.3, the representations and warranties contained in Sections 2.1, 2.2 and 2.3 shall survive the Closing Date until the eighteen (18) month anniversary of the Closing Date, other then the representations and warranties contained in Section 2.1 (h) which shall survive in accordance with the applicable statute of limitations related to any claims with respect thereto. For convenience of reference, the date upon which any representation and warranty contained herein shall terminate is referred to herein as the "Survival Date." Anything contained herein to the contrary notwithstanding, the representations and warranties of the Company contained in this Agreement (including, without limitation, the Company Disclosure Schedule) (i) are being given by the Company on behalf of the Stockholders and for the purpose of binding the Stockholders to the terms and provisions of this Article VI, and as an inducement to Purchaser to enter into this Agreement and the Related Agreements and to consummate the Acquisition and the transactions contemplated hereby and thereby (and the Purchaser and the Stockholders acknowledge that Purchaser has expressly relied thereon) and (ii) are solely for the benefit of the Indemnified Persons and each of them. Accordingly, no third party (including, without limitation, the Stockholders) or any other holder of Purchaser Stock or anyone acting on behalf of any thereof) other than the Indemnified Persons, and each of them, shall be a third party or other beneficiary of such representations and warranties and no such third party shall have any rights of contribution against the Purchaser or the Company with respect to such representations or warranties or any matter subject to or resulting in indemnification under this Article VI, or otherwise.

      6.4 Claims. In the event the Purchaser is required to pay any amounts to the Company Indemnified Persons pursuant to this Article VI, it shall do so in cash pro rata based on the number of Acquisition Shares received by such Company Indemnified Persons on the Closing Date. In the event the Stockholder Indemnifying Persons are required to pay any amounts to the Purchaser pursuant to this Article VI, the Purchaser shall be expressly authorized to retain any Deferred Payments not yet paid up to the amount of the Losses sustained by the Purchaser. In the event the Deferred Payments not yet paid are less than the amount of the Losses sustained or to be sustained by the Purchaser, the Stockholder Indemnifying Persons shall pay to the Purchaser cash in the amount of any shortfall after the retention of any Deferred Payment not yet paid pro rata based on the number of Acquisition Shares received by such Stockholder Indemnifying Persons on the Closing Date.

                                   ARTICLE VII

                                  MISCELLANEOUS

      7.1 Entire Agreement. This Agreement (including the Purchaser Disclosure Schedule, the Company Disclosure Schedule and the Exhibits attached hereto), the Related Agreements and the other writings referred to herein contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements or understandings, written or oral, among the parties with respect thereto.

      7.2 Descriptive Headings. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

      7.3 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by internationally-recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested or by telecopier with confirmation and followed by a hard copy, with confirmation as provided above addressed as follows:

            (a)   if to Purchaser, to:

                  The A Consulting Team, Inc.
                  77 Brandt Avenue, Suite 320
                  Clark, New Jersey 07066
                  Attention: Richard Falcone
                  Telecopier: (732) 499-9310;

            with copies to:

                  Orrick, Herrington & Sutcliffe, LLP
                  666 Fifth Avenue
                  New York, New York 10103
                  Attention: Joseph E. Maloney, Esq.
                  Telecopier: (212) 506-5151;

            (b)   if to the Company, to:

                  International Object Technology, Inc.
                  67 Walnut Street, Suite 308
                  Clark, New Jersey 07060

                  Attention: Sanjeev Welling, Executive Vice President
                  Telecopier: (732) 340-1133

            with a copy to:

                  Conrad & Vincent, Esqs.
                  300 Buckelew Avenue, Suite 103
                  Jamesburg, New Jersey 08831
                  Attention: Allan Conrad, Esq.
                  Telecopier: (732) 521-9119; and

            (c) if to the Stockholders, at their respective addresses set forth on Schedule II attached hereto;

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. All such notices or communications shall be deemed to be delivered and received (a) in the case of personal delivery or telecopy, on the next business day after the date of such delivery, (b) in the case of internationally-recognized overnight courier, on three (3) business days after the date when sent and (c) in the case of mailing, on the tenth business day following the date on which the piece of mail containing such communication was posted. As used in this Section 7.3, "business day" shall mean any day other than a day on which banking institutions in the City of New York to which delivery was made are legally closed for business.

      7.4 Counterparts. This Agreement may be executed in any number of counterparts by original or facsimile signature, each such counterpart shall be an original instrument, and all such counterparts together shall constitute one and the same agreement.

      7.5 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly therein (without reference to any principles of conflicts of laws). The parties hereto hereby agree that any suit, action or proceeding instituted with respect to this Agreement shall be brought in a Federal court or state court located in the City of New York, State of New York and no party shall institute or maintain any such suit, action or proceeding in any court of any other jurisdiction, and such parties hereby irrevocably waive any objection they may have or hereafter acquire to, or any right of immunity on the ground of, venue, the convenience of the forum of jurisdiction of such court or the execution of judgments resulting therefrom, and the parties irrevocably accept and submit to the jurisdiction of the aforesaid courts in any such suit, action or proceeding.

      7.6 Benefits of Agreement. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns, legal representatives, heirs and estate, as the case may be. This Agreement shall not be assignable by the Company or any Stockholder without the consent of the other parties hereto. Purchaser may assign and delegate any or all of its rights and obligations hereunder (other than the obligation to issue Acquisition Shares).

      7.7 Pronouns. As used herein, all pronouns shall include the masculine, feminine, neuter, singular and plural thereof whenever the context and facts require such construction.

      7.8 Amendment, Modification and Waiver. This Agreement shall not be altered or otherwise amended except pursuant to an instrument in writing signed by each party hereto; provided, however, that any party to this Agreement may waive in writing any obligation owed to it by any other party under this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

      7.9 Termination. This Agreement may be terminated, and the Acquisition abandoned, notwithstanding the approval by the Purchaser, the Company and the Stockholders of this Agreement, at any time prior to the Closing, by:

      the mutual consent of each party hereto; or

            (a) the Purchaser, if the conditions set forth in Section 4.1 hereof shall not have been met by the date six (6) months from the date hereof, except if such conditions have not been met solely as a result of the action or inaction of the Purchaser; or

            (b) the Purchaser, if the conditions set forth in Section 4.2 hereof shall not have been met, and the Company if the conditions set forth in Section
4.3 hereof shall not have been met, in either case by the date six (6) months from the date hereof, except if such conditions have not been met solely as a result of the action or inaction of the party seeking to terminate;

            (c) the Purchaser, or the Company, if either such party shall have determined in its reasonable discretion, exercised in good faith, that the Acquisition contemplated by this Agreement has become impracticable by reason of the institution of any litigation or proceeding to restrain or prohibit the consummation of the Acquisition, or which questions the validity or legality of the transactions contemplated by this Agreement;

            (d) the Purchaser, if any statute, rule, regulation or other legislation shall have been enacted which would reasonably be expected to materially adversely impair the conduct or operation of the Company;

            (e) the Purchaser, in the event of a breach by the Company or any Stockholder of any representation, warranty or agreement contained herein that would result in the failure of the conditions set forth in Section 4.2(a) and 4.2(c) and that has not been cured, or as to which best efforts are not being employed to cure within thirty (30) days after notice thereof is given to the Purchaser; or

            (f) the Company, in the event of a breach by the Purchaser of any representation, warranty or agreement contained herein that would result in the failure of the conditions set forth in Section 4.3(a) and 4.3(c) and that has not been cured, or as to which best efforts are not being employed to cure within thirty (30) days after notice thereof is given to the breaching party.

      Any termination pursuant to this Section 7.9 (other than a termination pursuant to Section 7.9(a) hereof) shall be effected by written notice from the party or parties so terminating to the other parties hereto.

                  [Remainder of Page Intentionally Left Blank]

            IN WITNESS WHEREOF, each of the parties hereto has caused this Stock Purchase Agreement to be executed on its behalf as of the day and year first above written.

                              THE A CONSULTING TEAM, INC.

                              By: /s/ Shmuel BenTov
                                  Name: Shmuel BenTov
                                  Title: Chief Executive Officer and President

                              INTERNATIONAL OBJECT TECHNOLOGY, INC.

                              By: /s/ Piotr Zielczynski
                                  Name: Piotr Zielczynski
                                  Title: Chief Executive Officer and President


         COUNTERPART SIGNATURE PAGES OF STOCKHOLDERS ARE ATTACHED HERETO

                                SIGNATURE PAGE TO
                            STOCK PURCHASE AGREEMENT
               DATED AS OF JUNE 28, 2002 (THE "AGREEMENT"), AMONG
                          THE A CONSULTING TEAM, INC.,
                    INTERNATIONAL OBJECT TECHNOLOGY, INC. AND
                       THE OTHER PARTIES TO THE AGREEMENT

            The undersigned hereby executes and delivers the Agreement, authorizes this signature page to be attached to a counterpart of the Agreement, and agrees to be bound by the Agreement; and this Signature Page together with the Signature Pages of The A Consulting Team, Inc., International Object Technology, Inc. and the other parties to the Agreement shall constitute counterpart copies of the Agreement in accordance with the terms of the Agreement.


                                ------------------------------------------------
                                      Print Name of Entity (if applicable)


                                /s/ Piotr Zielczynski
                                ------------------------------------------------
                                                   Signature


                                Piotr Zielczynski
                                ------------------------------------------------
                                                   Print Name


                                ------------------------------------------------
                                                   Print Title (if applicable)

                                SIGNATURE PAGE TO
                            STOCK PURCHASE AGREEMENT
               DATED AS OF JUNE 28, 2002 (THE "AGREEMENT"), AMONG
                          THE A CONSULTING TEAM, INC.,
                    INTERNATIONAL OBJECT TECHNOLOGY, INC. AND
                       THE OTHER PARTIES TO THE AGREEMENT

            The undersigned hereby executes and delivers the Agreement, authorizes this signature page to be attached to a counterpart of the Agreement, and agrees to be bound by the Agreement; and this Signature Page together with the Signature Pages of The A Consulting Team, Inc., International Object Technology, Inc. and the other parties to the Agreement shall constitute counterpart copies of the Agreement in accordance with the terms of the Agreement.


                                ------------------------------------------------
                                      Print Name of Entity (if applicable)


                                /s/ Sanjeev Welling
                                ------------------------------------------------
                                                   Signature


                                Sanjeev Welling
                                ------------------------------------------------
                                                   Print Name


                                ------------------------------------------------
                                                   Print Title (if applicable)

                                SIGNATURE PAGE TO
                            STOCK PURCHASE AGREEMENT
               DATED AS OF JUNE 28, 2002 (THE "AGREEMENT"), AMONG
                          THE A CONSULTING TEAM, INC.,
                    INTERNATIONAL OBJECT TECHNOLOGY, INC. AND
                       THE OTHER PARTIES TO THE AGREEMENT

            The undersigned hereby executes and delivers the Agreement, authorizes this signature page to be attached to a counterpart of the Agreement, and agrees to be bound by the Agreement; and this Signature Page together with the Signature Pages of The A Consulting Team, Inc., International Object Technology, Inc. and the other parties to the Agreement shall constitute counterpart copies of the Agreement in accordance with the terms of the Agreement.


                                bCompliant, Inc.
                                ------------------------------------------------
                                      Print Name of Entity (if applicable)


                                /s/ William P. Miller
                                ------------------------------------------------
                                                   Signature


                                William P. Miller
                                ------------------------------------------------
                                                   Print Name


                                Chairman and President
                                ------------------------------------------------
                                                   Print Title (if applicable)

                                SIGNATURE PAGE TO
                            STOCK PURCHASE AGREEMENT
               DATED AS OF JUNE 28, 2002 (THE "AGREEMENT"), AMONG
                          THE A CONSULTING TEAM, INC.,
                    INTERNATIONAL OBJECT TECHNOLOGY, INC. AND
                       THE OTHER PARTIES TO THE AGREEMENT

            The undersigned hereby executes and delivers the Agreement, authorizes this signature page to be attached to a counterpart of the Agreement, and agrees to be bound by the Agreement; and this Signature Page together with the Signature Pages of The A Consulting Team, Inc., International Object Technology, Inc. and the other parties to the Agreement shall constitute counterpart copies of the Agreement in accordance with the terms of the Agreement.


                                ------------------------------------------------
                                      Print Name of Entity (if applicable)


                                /s/ Ilan Nachmany
                                ------------------------------------------------
                                                   Signature


                                Ilan Nachmany
                                ------------------------------------------------
                                                   Print Name


                                ------------------------------------------------
                                                   Print Title (if applicable)

                                SIGNATURE PAGE TO
                            STOCK PURCHASE AGREEMENT
               DATED AS OF JUNE 28, 2002 (THE "AGREEMENT"), AMONG
                          THE A CONSULTING TEAM, INC.,
                    INTERNATIONAL OBJECT TECHNOLOGY, INC. AND
                       THE OTHER PARTIES TO THE AGREEMENT

            The undersigned hereby executes and delivers the Agreement, authorizes this signature page to be attached to a counterpart of the Agreement, and agrees to be bound by the Agreement; and this Signature Page together with the Signature Pages of The A Consulting Team, Inc., International Object Technology, Inc. and the other parties to the Agreement shall constitute counterpart copies of the Agreement in accordance with the terms of the Agreement.


                                ------------------------------------------------
                                      Print Name of Entity (if applicable)


                                /s/ Robert E. Duncan
                                ------------------------------------------------
                                                   Signature


                                Robert E. Duncan
                                ------------------------------------------------
                                                   Print Name


                                ------------------------------------------------
                                                   Print Title (if applicable)

                                SIGNATURE PAGE TO
                            STOCK PURCHASE AGREEMENT
               DATED AS OF JUNE 28, 2002 (THE "AGREEMENT"), AMONG
                          THE A CONSULTING TEAM, INC.,
                    INTERNATIONAL OBJECT TECHNOLOGY, INC. AND
                       THE OTHER PARTIES TO THE AGREEMENT

            The undersigned hereby executes and delivers the Agreement, authorizes this signature page to be attached to a counterpart of the Agreement, and agrees to be bound by the Agreement; and this Signature Page together with the Signature Pages of The A Consulting Team, Inc., International Object Technology, Inc. and the other parties to the Agreement shall constitute counterpart copies of the Agreement in accordance with the terms of the Agreement.


                                ------------------------------------------------
                                      Print Name of Entity (if applicable)


                                /s/ William P. Miller
                                ------------------------------------------------
                                                  Signature


                                William P. Miller
                                ------------------------------------------------
                                                  Print Name


                                ------------------------------------------------
                                                  Print Title (if applicable)

                                                                      SCHEDULE I

   Number of Shares of Capital Stock of the Company Owned by the Stockholders

Piotr Zielczynski       5,000,001 shares of common stock

Sanjeev Welling         5,000,001 shares of common stock

bCompliant, Inc.        752,715 shares of common stock

Ilan Nachmany           777,777 shares of common stock

Robert E. Duncan        150,000 shares of common stock

William P. Miller       150,000 shares of common stock

                                                                     SCHEDULE II

                       Payment of Aggregate Purchase Price

Stockholder                  Acquisition    Deferred      Deferred      Deferred      Deferred
-----------                    Shares*      Payment       Payment       Payment       Payment
                             -----------    One**         Two***        Three****     Four*****
                                            --------      --------      ---------     ---------
Piotr Zielczynski
33 Glen Rock Road
Cedar Grove, NJ
07009
                               536,749      $59,169.13    $88,753.70    $42,263.67    $84,527.33

Sanjeev Welling
31 Winding Brook
Way
Edison, NJ 08820
                               536,749      $59,169.13    $88,753.70    $42,263.67    $84,527.33

bCompliant, Inc.
60 West 57th St. Suite
5E
New York, NY 10019
                                80,804      $8,907.50     $13,361.25    $6,362.50     $12,725.00

Ilan Nachmany
32 King Place
Closter, NJ 07624
                                83,494      $9,204.10     $13,806.13    $6,574.34     $13,148.70

Robert Duncan
11 Cambridge Circle
Monroe, NY 10950
                                16,102      $1,775.07     $2,662.61     $1,267.91     $2,535.82

William Miller
60 West 57th St
Suite 5E
New York, NY 10019              16,102      $1,775.07     $2,662.61     $1,267.91     $2,535.82

Total                         1,270,000     $140,000.00   $210,000.00   $100,000.00   $200,000.00

*     Payable at Closing

** Payable on or before the date that is forty five (45) days after the Closing Date

***   Payable on or before April 1, 2003

****  Payable on or before April 1, 2004

***** Payable on or before January 2, 2005

                                                                    SCHEDULE III

                                Employee Options

Employee           Number of Options
--------           -----------------

Denis Zotov        2,000

Susan Stein        15,000

Jagdish Dhobley    4,000

Vinay Kamulkar     5,000

Nilesh Kikle       4,000

Ganesh Oak         8,000

Sudhir Gole        5,000

Ashish Shodhan     8,000

Nitin Godbole      3,000

SCHEDULES

Schedule I Number of Shares of Capital Stock of the Company Owned by the Stockholders

Schedule II               Payment of Aggregate Purchase Price

Schedule III              Employee Options

EXHIBITS

Exhibit A                 Company Disclosure Schedule

Exhibit B                 Form of Registration Rights Agreement

Exhibit C                 Purchaser Disclosure Schedule

Exhibit D                 Form of Lock-up Agreement

Exhibit E                 Form of Release and Waiver

Exhibit F-1               Form of Welling Employment Agreement

Exhibit F-2               Form of Nachmany Employment Agreement

Exhibit F-3               Form of Zielczynski Employment Agreement

Exhibit G                 Form of Non-Disclosure Agreement

                                                                       EXHIBIT B

                                         REGISTRATION RIGHTS AGREEMENT dated as
                                   of June __, 2002 (the "Agreement"), among THE A CONSULTING TEAM, INC., a New York corporation (the "Company") and those persons listed on Schedule I attached hereto who or which are or become signatories hereto (the "Stockholders").

            Reference is made to the Stock Purchase Agreement (the "Purchase Agreement") dated as of June __, 2002, among the Company, International Object Technology, Inc., a [______] corporation ("IOT"), and the Stockholders, providing for, among other things, the purchase by the Company of all of the outstanding capital stock of IOT pursuant to which the Stockholders are receiving shares of common stock, $0.01 par value, of the Company ("Common Stock"), and certain of the Stockholders are receiving Deferred Payments, in consideration of all of the capital stock purchased by the Company. All capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

      1. Definitions.

      As used in this Agreement, the following terms shall have the following meanings:

      (a) "Business Day" shall mean any day other than a Saturday, Sunday or day on which banks are permitted to close in the City and State of New York.

      (b) "Commission" shall mean the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

      (c) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

      (d) "NASD" shall mean the National Association of Securities Dealers, Inc.

      (e) "Other Shares" shall mean at any time those Shares that do not constitute Primary Shares or Registrable Shares.

      (f) "Primary Shares" shall mean at any time all authorized but unissued Shares.

      (g) "Public Offering" shall mean a public offering of shares of Common Stock of the Company registered pursuant to the Securities Act.

      (h) "Registrable Shares" shall mean the Shares received by the Stockholders pursuant to the Purchase Agreement, and any securities of the Company that may be issued or distributed with respect to, or in exchange or substitution for, or conversion of, such Shares and such other securities issued or issuable with respect to such securities pursuant to a stock dividend, stock split or other distribution, merger, consolidation, recapitalization or reclassification or otherwise.

      (i) "Rule 144" shall mean Rule 144 promulgated under the Securities Act or any successor or complementary rule thereto.

      (j) "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

      (k) "Stockholders" shall mean any person or entity (i) that is receiving Shares pursuant to the Purchase Agreement, and (ii) who or which executes and delivers a counterpart signature page to this Agreement.

      (l) "Shares" shall mean shares of the Company's Common Stock.

      2. Registration.

      (a) Subject to the terms and conditions set forth in this Agreement, the Company shall use its reasonable commercial efforts to file a Registration Statement on Form S-3 (or on such other form as may be available to the Company) (the "Registration Statement") with the Commission for the public sale of the Shares on or before the six (6) month anniversary of the date hereof, and shall use its reasonable commercial efforts to have the Registration Statement declared effective as soon as practicable thereafter.

With respect to the registration pursuant to this Section 2, the Company may include in such registration any Primary Shares or Other Shares.

      3. Right of Suspension. Notwithstanding any other provision of this Agreement, the Purchase Agreement or any Related Agreement (other than this Agreement) the Company shall have the right at any time to prohibit or suspend offers and sales of Registrable Shares covered by a Registration Statement contemplated by this Agreement whenever, and for so long as, in the sole reasonable judgment of the Company (i) there exists a material development or a potential material development with respect to or involving the Company that the Company would be obligated to disclose in the prospectus or offering circular used in connection with the Registration Statement, which disclosure would in the judgment of the Company be premature or otherwise inadvisable at such time, or (ii) an event has occurred that makes any statement made in the Registration Statement or related prospectus or offering circular or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the Registration Statement, prospectus or offering circular so that it will not contain any untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading or omit to state any material fact required to be stated therein or necessary to make the statement therein, in the light of the circumstances under which they were made, not misleading. In the event that the Company shall determine to so prohibit or suspend offers and sales, the Company shall, in addition to performing those acts required to be performed by the Securities Act and/or the Exchange Act, or as may be deemed advisable by the Company, deliver a certificate in writing to each of the Stockholders signed by the Chief Financial Officer or Chief Executive Officer of the Company and, upon receipt of such certificate, the use of the Registration Statement and prospectus or offering circular, as the case may be, will be deferred or suspended and will not recommence until, in addition to those acts required to be performed by the Securities Act and/or the Exchange Act, or as may be deemed advisable by the Company, (x) such Stockholders' receipt from the Company of copies of the supplemented or amended prospectus or offering circular or (y) the Stockholders are advised in writing by the Company that the prospectus or offering circular may be used. The Company will exercise reasonable commercial efforts to ensure that the use of the Registration Statement and prospectus or offering circular may be resumed as quickly as practicable, and will provide prompt notice to the Stockholders when such use may be resumed.

      4. Filing Obligations of the Company. In connection with the registration of the Registrable Shares effected pursuant to Section 2 the Company shall:

      (a) prepare and file with the Commission the Registration Statement and such amendments (including post effective amendments) and supplements to the Registration Statement and the prospectus or offering circular used in connection therewith as may be necessary to keep the Registration Statement current and effective at all times until the earlier of (i) the date as of which the Stockholders may sell or transfer all of the Registrable Shares covered by the Registration Statement in a three-month period under Rule 144 or (ii) the date on which the Stockholders shall have sold all the Registrable Securities covered by the Registration Statement (the "Registration Period"), and to comply with the provisions of the Securities Act and the rules and regulations thereunder with respect to the disposition of all the Registrable Shares covered by the Registration Statement for the period required to effect the distribution thereof, to use reasonable commercial efforts to make any corrections or updates to the Registration Statement or prospectus as promptly as practicable and to exercise best efforts to cause the Commission to declare the Registration Statement effective once filed;

      (b) furnish to the Stockholders such number of copies of any prospectus or offering circular, including a preliminary prospectus, and of a full Registration Statement and exhibits in conformity with the requirements of the Securities Act and rules and regulations thereunder, as each Stockholder may reasonably request in order to facilitate the disposition of the Registrable Shares;

      (c) use its best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or blue sky laws of such state jurisdictions of the United States as the Stockholders may reasonably request, and accomplish any and all other acts and things which may be necessary or advisable to permit sales in such jurisdictions of such Registrable Shares and to keep such registration or qualification in effect for so long as the Registration Statement remains in effect; provided, however, that the Company shall not be required to consent to general service of process for all purposes, or to qualify as a foreign corporation, in any jurisdiction where it is not then qualified or to register or qualify the Registrable Shares covered by the Registration Statement in any jurisdiction which would require the Company to amend its certificate of incorporation or by-laws or covenant or undertake to do any other act or make any other change regarding its capitalization or share ownership prior to the effectiveness of such registration or qualification;

      (d) if such registration is an underwritten Public Offering, to enter into an underwriting agreement in form and substance customary under the circumstances; and

      (e) notify each holder of Registrable Shares promptly upon the issuance by the Commission of any state securities commission or agency of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose.

      5. Conditions to Registration Obligations. The Company shall not be obligated to effect the registration of the Registrable Shares pursuant to
Section 2 unless the holders of Registrable Shares being included in the Registration Statement consent to customary conditions of a reasonable nature that are imposed by the Company, including, but not limited to, the following:

      (a) conditions prohibiting the sale of Registrable Shares by each Stockholder until the registration shall have been declared effective by the Commission;

      (b) conditions requiring each Stockholder to comply with all applicable provisions of the Securities Act and the Exchange Act including, but not limited to, the prospectus delivery requirements of the Securities Act; and

      (c) if such registration is an underwritten Public Offering, conditions requiring each Stockholder to enter into an underwriting agreement in form and substance customary under the circumstances.

      6. Information Provided by the Stockholders. Whenever under this Agreement Registrable Shares are being registered, each Stockholder, as a condition to the inclusion of Registrable Shares held by such Stockholder in such registration, shall provide the Company on a timely basis with such information and materials as the Company may reasonably request in order to effect the registration of the Registrable Shares and the Company shall not be obligated to register such Stockholder's Registrable Shares if such Stockholder fails within ten (10) Business Days after written request to provide such information and materials to the Company.

      7. Rule 144. With a view to making available to the Stockholders the benefits of Rule 144 under the Securities Act, the Company agrees to use commercially reasonable efforts to make available adequate current public information with respect to it within the meaning of, and as required pursuant to, Rule 144(c).

      8. Terms and Conditions of Registration. In connection with the registration pursuant to this Agreement, and subject to the other terms and conditions of this Agreement, the Company shall in its sole discretion determine the terms and conditions of such registration, including, without limitation, the timing thereof; the scope of the offering contemplated thereby (i.e., whether the offering shall be a combined primary offering and a secondary offering or limited only to a secondary offering); the manner of distribution of Registrable Shares consistent with the plan of distribution agreed upon by the Company and the Stockholders; the period of effectiveness of registration for permissible sales of Registrable Securities thereunder subject to the provisions of Section 4(a) hereof; and all other material aspects of the registration and the registration process to the extent consistent herewith. In connection therewith, the Company may require that any such registration be underwritten, in which event (i) the managing underwriter shall be selected by the Company and (ii) the inclusion of Registrable Shares in such registration shall be conditioned upon each holder thereof entering into an underwriting agreement in customary form with such underwriters participating in such registration.

      9. Expenses. All expenses incurred by the Company in effecting a registration under this Agreement, including, without limitation, all registration and filing fees (including all expenses incident to any filing with any exchange or quotation system), fees and expenses of complying with securities and "blue-sky" laws, printing expenses, the fees and expenses of the Company's counsel and accountants, shall be paid by the Company; provided, however, that all underwriting discounts and selling commissions applicable to the Registrable Shares and the fees and expenses of any counsel to the Stockholder or Stockholders, shall be borne by the Stockholders, in proportion to the number of Registrable Shares sold by such Stockholder or Stockholders.

      10. Indemnification.

      (a) In connection with the registration of any Registrable Shares under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless the Stockholders and in the case of a Stockholder that is not a natural person, such Stockholder's directors and officers, each underwriter, broker or other person acting on behalf of the Stockholders and each person that controls any of the foregoing (the "Stockholder Indemnified Persons") against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), to which the Stockholder Indemnified Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said Registration Statement, preliminary prospectus, final prospectus, amendment, supplement or document incident to registration or qualification of any Registrable Shares in reliance upon and in strict conformity with information furnished in writing to the Company by any such Stockholder with respect to information regarding any such Stockholder expressly for inclusion therein; provided, further, that the Company shall not be liable in any such case if the Stockholder failed to deliver an amendment or supplement to a prospective purchaser, if such amendment or supplement was provided to the Stockholder in sufficient time to deliver to the prospective purchaser and it corrected the untrue statement or alleged untrue statement or omission or alleged omission.

      (b) In connection with the registration of Registrable Shares under the Securities Act pursuant to this Agreement, each Stockholder shall severally and not jointly indemnify and hold harmless the Company, each director of the Company, each officer of the Company, each underwriter, broker or other person acting on behalf of the Company and each person who controls any of the foregoing persons within the meaning of the Securities Act against any losses, claims, damages or liabilities joint or several (or actions in respect thereof), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, to the extent, but only to the extent, such statement or omission was made in reliance upon and in strict conformity with information furnished to the Company or such underwriter, in writing, by such Stockholder for use in connection with the Registration Statement, preliminary prospectus, final prospectus, amendment, supplement or document, provided, that the maximum liability of such Stockholder under this Section 10(b) shall be limited to an amount equal to the gross proceeds received by such Stockholder upon the sale of Registrable Shares by such Stockholder pursuant to such registration.

      (c) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section 10, such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to such indemnifying party of the commencement of such action; provided, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Agreement unless the indemnifying party is materially prejudiced thereby. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if such indemnified party upon advice of legal counsel shall have reasonably concluded that representation of such indemnified party or parties by the counsel retained by the indemnifying party or parties would be inappropriate due to actual or potential differing interests between such indemnified party or parties and any other party represented by such counsel in such proceeding (provided that the indemnifying party shall not be responsible for the fees and expenses of more than one additional counsel for all indemnified parties). No indemnifying party, in the defense of any such claim or litigation shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. Each indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

      (d) If the indemnification provided for in this Section 10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11
(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      11. Termination. The registration rights granted pursuant to this Agreement shall terminate on the earlier of (i) the date as of which the Stockholders may sell or transfer all of the Registrable Shares covered by the Registration Statement in a three-month period under Rule 144, (ii) the date on which the Stockholders have sold or transferred all of the Registrable Shares covered by the Registration Statement or (iii) the three year anniversary of this Agreement; provided, that the provisions of Section 10 shall survive termination.

      12. Successors and Assigns. This Agreement shall bind and inure to the benefit of the Company, the Stockholders and, subject to Section 14, the respective successors, permitted assigns, heirs and legal representatives (as the case may be) of the Company and each Stockholder.

      13. Confidentiality. Each Stockholder hereby agrees to and shall keep strictly confidential and will not disclose or divulge any confidential, proprietary or secret information which such Stockholder may obtain from the Company in connection with this Agreement, unless required to be disclosed by law or pursuant to any judgment, order, subpoena or decree of any court having competent jurisdiction, or unless such information is or becomes publicly known (other than as a result of a violation of this Section 13), or unless the Company gives its written consent to the release by such Stockholder of such information, except that no such written consent shall be required (and such Stockholder shall be free to release such information) if such information is to be provided to a lawyer or accountant of such Stockholder who is instructed to comply with this provision. Each Stockholder shall be responsible for making sure its lawyer and accountant comply with this Section 13. In the event the Stockholder becomes legally compelled to disclose any confidential information pursuant to a subpoena, summons, order or other judicial or governmental process, the Stockholder shall provide the Company with prompt notice thereof so that the Company may seek a protective order or another appropriate remedy, or waive compliance with the relevant provisions of this agreement. In the event such a protective order or other remedy is not obtained, or that such a waiver is granted, the Stockholder shall furnish only that portion of such confidential information that is legally required.

      14. Assignment. A Stockholder may not assign its rights under this Agreement to any purchaser or transferee of Registrable Shares without the prior written consent of the Company.

      15. Entire Agreement. This Agreement and the Purchase Agreement and the other writings referred to herein and therein contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect to the subject matter hereof.

      16. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally-recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested or by telecopier, with confirmation as provided above addressed as follows:

      (a)   if to the Company, to:

            The A Consulting Team, Inc.
            77 Brandt Avenue, Suite 320
            Clark, New Jersey 07066
            Attention: Richard Falcone
            Telecopier: (732) 499-9310;

            with copies to:

            Orrick, Herrington & Sutcliffe, LLP.
            666 Fifth Avenue
            New York, New York 10103
            Attention: Joseph E. Maloney, Esq.
            Telecopier: (212) 506-5151; and

      (b) If to the Stockholders, to the addresses set forth on Schedule I attached hereto;

or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. All such notices or communications shall be deemed to be received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next business day after the date when sent, (c) in the case of facsimile transmission or telecopier upon confirmed receipt and (d) in the case of mailing, on the third Business Day following the date on which the piece of mail containing such communication was posted.

      17. Modifications; Amendments; Waivers. The terms and provisions of this Agreement may only be amended or waived either (a) with the written consent of the Company and the holders of a majority of the Registrable Shares, or (b) in a writing by the party or parties against whom such amendment or waiver is sought to be enforced.

      18. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

      19. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

      20. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without reference to its conflicts of laws principles).

      21. Consent to Jurisdiction. Each of the parties hereto hereby absolutely and irrevocably consents and submits to the jurisdiction of the courts in the State of New York and of any Federal court located in the City and County of New York in connection with any actions or proceedings brought against them by any of the other parties hereto. In any such action or proceeding, the parties hereto each hereby absolutely and irrevocably (i) waives any objection to jurisdiction or venue, (ii) waives personal service of any summons, complaint, declaration or other process, and (iii) agrees that the service thereof may be made by certified or registered first-class mail directed to such party, as the case may be, at their respective addresses as set forth in Section 16 hereof.

                [Remainder of this Page Intentionally Left Blank]

      IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be executed and delivered as of the date first above written.

                                      THE A CONSULTING TEAM, INC.


                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                      [Counterpart signature page follows]

          [Counterpart Signature Page to Registration Rights Agreement]

                                      STOCKHOLDER:

                                         If an individual Stockholder:


                                            ------------------------------------
                                                        (signature)


                                            ------------------------------------
                                                       (print name)

                                         If an entity Stockholder:


                                            ------------------------------------
                                                  (print name of entity)


                                            By:
                                               ---------------------------------
                                                         (signature)


                                               ---------------------------------
                                                        (print name)


                                               ---------------------------------
                                                        (print title)

                                      Number of Registrable Shares Owned
                                      by Stockholder:
                                                     ---------------------------

                                   SCHEDULE I

                                                    Number of Registrable
Stockholder Name and Address                        Shares
--------------------------------------------------------------------------------

Piotr Zielczynski
33 Glen Rock Road
Cedar Grove, NJ 07009

Sanjeev Welling
31 Winding Brook Way
Edison, NJ 08820

Ilan Nachmany
32 King Place
Closter, NJ 07624

bCompliant, Inc.
60 West 57th St., Suite 5E
New York, NY 10019

William P. Miller
60 West 57th St., Suite 5E
New York, NY 10019

Robert E. Duncan
11 Cambridge Circle
Monroe, NY 10950

                                                                       EXHIBIT D

The A Consulting Team, Inc.
200 Park Avenue South
New York, NY 10003

Ladies and Gentlemen:

      In order to induce The A Consulting, Inc. (together with its predecessors, successors and assigns, the "Company") to enter into a Stock Purchase Agreement with all of the holders of all of the issued and outstanding capital stock of International Object Technology, Inc. ("IOT"), whereby all of the issued and outstanding capital stock of IOT will be exchanged for shares of common stock, $0.01 par value per share, of the Company (the "Acquisition Shares"), the undersigned hereby agrees, that for a period of six (6) months from the date hereof, will not, without the prior written consent of the Company, directly or indirectly, issue, offer, agree or offer to sell, sell, sell short, grant an option for the purchase or sale of, transfer, pledge, assign, hypothecate, distribute or otherwise encumber or dispose of (whether pursuant to Rule 144 of the General Rules and Regulations under the Securities Act of 1933, as amended, or otherwise) any of the Acquisition Shares or any other shares of common stock of the Company.

      In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of legends and/or stop-transfer orders with the transfer agent of the Company's securities with respect to any of the Securities registered in the name of the undersigned or beneficially owned by the undersigned.

Dated: ___________________, 2002

                                           _____________________________________
                                           [______________]

                                                                       EXHIBIT E

                               RELEASE AND WAIVER

                               Dated as of __, 2002

            The undersigned (the "Releasor") has been informed that pursuant to the Stock Purchase Agreement dated as of June __, 2002 (the "Stock Purchase Agreement") among The A Consulting Team, Inc., a New York corporation ("TACT"), International Object Technology, Inc., a New Jersey corporation (the "Company") and all of the stockholders of the Company, whose names are set forth on the signature pages thereto, all of the issued and outstanding capital stock of the Company is being acquired (the "Acquisition") by TACT.

            Effective as of the closing of the Acquisition and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the undersigned on his, her or its behalf and on behalf of his, her or its (i) heirs, executors, administrators, agents, successors and assigns or (ii) predecessors, subsidiaries, affiliates and other related entities, as well as any current or former benefit plan administrators and trustees, officers, directors, shareholders or members (whether their ownership interests are held directly or indirectly), partners, agents, attorneys, employees, successors and assigns (the "Releasor Persons"), as applicable and to the extent legally possible, hereby releases, waives and discharges TACT and the Company, and their respective officers, directors, stockholders, managers, members, agents, successors and assigns, as applicable (collectively, the "Released Parties"), from any and all actions, causes of action, suits, debts, sums of money, covenants, contracts, controversies, agreements, promises, damages, judgments, executions, claims and demands whatsoever, whether known or unknown, liquidated or contingent, matured or unmatured, including, but not limited to, claims for breach of contract (including, without limitation, claims arising out of any employment agreement, offer letter, nonqualified employee benefit plan, existing stock option rights or severance agreement), tort, fraud, misrepresentation, violation of the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, as amended, Americans With Disabilities Act or other federal, state, or local civil rights laws based on any protected class status, defamation, intentional or negligent infliction of emotional distress, breach of the covenant of good faith and fair dealing, promissory estoppel, negligence, wrongful termination of employment, and any other claims for unlawful employment practices, in law or equity (each a "Claim" and collectively, the "Claims") arising from the Releasor's relationship with the Company prior to and including the date of the closing of the Acquisition or the Releasor's status as a stockholder, director or officer of the Company prior to and including the date of the closing of the Acquisition. The undersigned agrees and promises that he, she or it will not file any lawsuit asserting any such Claims. The undersigned shall not aid or assist any other person in connection with the pursuit of any claim that could not be brought by the undersigned hereunder, except in the case of a court order or validly issued subpoena.

            The undersigned hereby represents and warrants that in his, her or its capacity as a stockholder, director, officer or employee of the Company, he, she or it has no knowledge of any claims that the undersigned may have as a stockholder, director, officer or employee of the Company against the Released Parties.

                                                                       EXHIBIT E

            Effective as of the closing of the Acquisition, and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the Releasor (if the Releasor is an officer or director of the Company), on his, her or its behalf and on behalf of the Releasor Persons, hereby agrees that he, she or it will not make any claim for indemnification against either of the Company or TACT and their respective subsidiaries by reason of the fact that he or she was a director, officer, employee, manager or agent of the Company or was serving at the request of the Company as a partner, trustee, director, officer, manager, employee, or agent of another entity during the period prior to the consummation of the Acquisition (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim or demand brought by TACT, the Company or their respective affiliates, successors and assigns and the respective officers, managers, members and directors of each of the foregoing, or by any stockholder of the Company against such Releasor or Releasor Persons in connection with the Stock Purchase Agreement (including the schedules and exhibits thereto) or any agreements entered into in connection therewith or the transactions contemplated thereby or the representations made therein, other than as shall be indemnified for by the Company's directors and officers liability insurance policy.

            Notwithstanding anything to the contrary provided herein, Releasor is not hereby releasing or waiving, and this Release shall not apply to, any claims, rights or actions of Releasor in its sole capacity as a stockholder of the Company, that may arise pursuant to the Stock Purchase Agreement or any Related Agreement (as defined therein).

            The undersigned expressly agrees and understands that this Release and Waiver applies to all unknown, unsuspected and unanticipated claims, liabilities and causes of action which he, she or it may have against the Released Parties.

            The invalidity or unenforceability of any provision of this Release and Waiver shall not affect or limit the validity or enforceability of any other provision hereof and if any particular provision of this Release and Waiver shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.

            This Release and Waiver shall terminate and become void in the event of termination of the Stock Purchase Agreement pursuant to the terms of Section
7.9 thereof.

            This Release and Waiver may not be changed except in a writing signed by the person(s) against whose interest such change shall operate.

                  [Remainder of Page Intentionally Left Blank]

                                                                       EXHIBIT E

            IN WITNESS WHEREOF, the undersigned has duly executed this Release and Waiver as of the date first written above.


                                             -----------------------------------
                                             (print or type name)


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title (if applicable):

                                                                     EXHIBIT F-1

                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT ("Agreement") dated as of the ____ day of __________, 2002 (the "Effective Date") is made and entered into by and between The A Consulting Team, Inc. (the "Company"), a New York corporation, having its principal place of business at 200 Park Avenue South, New York, New York 10003 and Sanjeev Welling ("Employee"), an individual residing at 31 Winding Brook Way, Edison, New Jersey 08820.

1. The Company hereby employs Employee as Director - Strategic Partnerships and Offshore Development. The Employee shall have such responsibilities and duties as are typical and customary for a Director - Strategic Partnerships and Offshore Development. Employee shall be based in the metropolitan New York area, and the Company shall provide Employee with an office and appropriate computer and communications at both of its offices in that area. Employee hereby accepts employment in such capacity upon the terms and conditions hereinafter set forth.

2. The term of this Agreement is for three (3) years, commencing on the Effective Date reflected above (the "Term"). The entire period this Agreement remains in effect is hereinafter referred to as the "Employment Period."

      It is expressly understood and agreed that any changes in Employee's compensation, duties, location or title shall not invalidate this Agreement. At the option of the parties, such changes may be incorporated into an "Addendum" to this Agreement. Failure to so incorporate such changes shall not affect the validity of, or the enforceability of, the other terms herein.

3. The Company shall pay to Employee the following compensation for all the services to be rendered by Employee in any capacity:

      An initial gross salary at the rate of one hundred and sixty thousand dollars ($160,000) per year (the "Annual Base Salary"), which reflects a temporary reduction from one hundred and seventy five thousand dollars ($175,000) per year, payable twice a month, less all applicable and required federal, state, local and authorized deductions. The Compensation Committee of the Board of Directors of the Company shall review Employee's Annual Base Salary in accordance with its existing procedures.

      Upon approval by the Board of Directors of the Company, the Company shall grant to Employee options to purchase 35,000 shares of Company Common Stock in accordance with the terms of Company's Stock Option and Award Plan. The options shall vest pursuant to the schedule set forth in Exhibit A attached hereto. Notwithstanding the foregoing, in the event a "Change-in-Control" (as defined in the Stock Option Agreement to be entered into between the Company and the Employee) or a termination of the Employee's employment by the Company without Cause (as defined herein) occurs, such grant shall become immediately vested and exercisable.

                                                                     EXHIBIT F-1

      The Employee and the Company will jointly develop an annual bonus plan for such Employee. The Compensation Committee of the Board of Directors of the Company shall administer such bonus plan and determine the amount of the Employee's bonus.

      Employee shall be entitled to employee benefits, sick days and personal days in accordance with the Company's then current benefits and PTO policy for a level seven (7) employee, as it may be amended or modified from time to time.

4. Employee shall perform such work as may be required of Employee by the Company in accordance with the instructions, directions and control of the Company and at such reasonable time and places as the Company may determine. At all times during the Employment Period, Employee shall adhere to all the rules and regulations that have been or that may hereafter be established by the Company for the conduct of its employees and further, Employee shall adhere to all the provisions of the Company's handbook(s).

5. Employee hereby consents to a background check by the Company and/or the Company's broker(s), customer(s) and/or client(s) to the full extent permitted by law. Such a background check may include, but shall not be limited to, a judgment and public criminal record check, fingerprinting, and drug and/or alcohol screening. The Company shall maintain strict confidentiality with regard to the results of any such background check and shall not release the results to any other person or entity outside of the Company other than to (i) agents or independent contractors bound to confidentiality by written agreement or (ii) the Company's legal counsel and independent auditors who shall have received prior notice of the Company's obligations under this Agreement. The obligations of the Company hereunder shall not apply to information or material which (i) has become generally available to the public other than as a result of unauthorized disclosure by the Company or one of its affiliates or (ii) is disclosed pursuant to an order or requirement of a court, government administrative agency or other governmental body, a self regulatory body (including the Securities Exchange Commission, the NASD and Nasdaq) or applicable law. Provided that the Company complies with the foregoing provisions of this paragraph, the Employee agrees to hold the Company harmless from any claims in connection with such checking or testing or the reporting of the results thereof to the Company.

6. Employee shall devote full and complete attention and energies to the business of the Company, and shall not during the term of this Agreement be engaged in any other business activity, whether such business activity is pursued for gain, profit or other pecuniary advantage and whether said other business activity is directly or indirectly related to the business activity of the Company, without the express written consent of the Company, except as set forth on Exhibit B hereto. However, this shall not be construed as preventing Employee from utilizing his free time for the advancement of any business not competitive, either directly or indirectly, with the Company, or investing Employee's assets in such form or manner as shall not require any services on Employee's part in the operation or the affairs of the company or companies in which such investments are made; provided, however, that any investments made in any non-public company shall not be made in any company that has allied, related or competing business activities to the Company.

                                                                     EXHIBIT F-1

7. The Company shall reimburse Employee for expenses incurred by Employee in the course of his employment provided that such expenses are reimbursable by the Company under its then current reimbursement policy, and further, such expenses are authorized by the Company and an accounting is made to the Company therefore, in accordance with the procedures of the Company pertaining thereto.

8. The Company shall reimburse Employee for a car and related expenses in the amount of $640.00 per month.

9. The Employment Period shall be terminated at the time of the death of Employee or may be terminated by the Company if Employee shall fail to render the services provided for hereunder for a continuous period of sixty (60) days because of Employee's physical or mental disability. Notwithstanding anything to the contrary herein, either party may terminate the Employment Period, with or without Cause (as defined herein) and for any reason whatsoever, by giving ten (10) business days prior notice to the other party. In the event the Company terminates Employee without Cause, Employee shall be entitled to receive as severance an amount equal to (i) the Annual Base Salary multiplied by one and one half (1.5), less (ii) one-twelfth (1/12) the Annual Base Salary (the "Monthly Salary Amount"), multiplied by the number of months that Employee has been employed by the Company after the Effective Date. Notwithstanding the foregoing, upon the fifteen (15) month anniversary of the Effective Date, Employee shall be entitled to receive as severance an amount equal to the lesser of (i) the Monthly Salary Amount multiplied by three (3), and (ii) the Monthly Salary Amount multiplied by the number of full months remaining in the Term. For purposes of this Section 9, "Cause" shall mean:
      (a) Employee's embezzlement, willful breach of fiduciary duty or fraud with regard to the Company or any of the Company's assets or businesses,
      (b) Employee's conviction of, or pleading of nolo contendere with regard to a felony (other than a traffic violation) or any other crime involving moral turpitude and involving activity related to the affairs of the Company, or (c) any other breach by Employee of a material provision of this Agreement that remains uncured for thirty (30) days after written notice thereof is given to Employee. In the event the Company terminates the employment of Employee for Cause, the Company's sole obligation is to pay Employee for that period actually worked by Employee (plus any commissions due for that period, if applicable). In the event of a termination of the Employment Period with Cause, Employee shall not be entitled to any payment in excess of the amount of his bi-monthly salary due at the date of termination and any unreimbursed expenses properly accrued and accounted for pursuant to Section 7 of this Agreement.

10. Employee recognizes and acknowledges that the Company's and its subsidiaries' (including International Object Technology, Inc.) trade secrets, customer, broker and client lists, private processes, prospective customer, broker and client lists, and staff and prospective staff lists are deemed to be the private and proprietary information of the Company and are special, unique and significant proprietary assets of the Company's business. Employee shall not, either during or subsequent to the Employment Period, in whole or in part, disclose such trade secrets, customer, broker, or client lists, staff or prospective staff lists, prospective customer, broker or client lists or private processes to any person, firm, corporation, association or other entity for any reason or purpose

                                                                     EXHIBIT F-1

      whatsoever. In addition, Employee shall not make use of any of the above for Employee's own purposes or for the benefit of any person, firm, corporation, or other entity other than the Company under any circumstances during the Employment Period or subsequent to employment.

11.   Employee agrees that during the Employment Period and for a period of one
      (1) year thereafter, Employee shall not directly or indirectly, or in any capacity, individually or in any corporation, firm, association or other business entity, compete or attempt to compete with the Company, any parent, subsidiary, or affiliate of the Company, or any corporation merged into, or merged or consolidated with the Company (a) by soliciting business from any customer, broker and/or client of the Company with which Employee was involved (directly or indirectly) during the Employment Period, if such solicited business competes with the business of the Company, or (b) inducing any personnel of the Company to leave the service of the Company, or by employing or contracting with any such personnel. The provisions of this Section 11 shall be construed as an Agreement independent of any other provision contained herein and shall be enforceable in both law and equity, including by temporary or permanent restraining orders, notwithstanding the existence of any claim or cause of action by Employee against the Company, whether predicated on this Agreement or otherwise.

12. Employee hereby agrees to assign all rights, title, and interest in all writings, products, inventions, discoveries, developments, improvements, ideas, technical notes, programs, specifications, computer or other apparatus programs and related documentation, and other works of authorship, tangible and intangible property, whether or not patentable, copyrightable or subject to other forms of protection, made, created, developed, discovered, written or conceived by Employee, solely or jointly with another, in whole or in part, for either the Company and/or the Company's customer(s), broker(s) and/or client(s) during the Employment Period, whether during or outside of regular working hours, and to promptly deliver to the Company all such tangible properties and work products at the request of the Company. Employee shall not be entitled to any compensation in addition to the amounts set forth in Section 3 of this Agreement by reason of said assignment. Employee further agrees to take all actions reasonably required by the Company to secure the Company's right, title and interest in such properties and products.

13. Employee shall, upon termination of employment with the Company, immediately return to the Company all equipment and supplies of the Company and its subsidiaries (including International Object Technology, Inc.) and all books, records, lists and other written, typed, printed or electronically stored materials, whether furnished by the Company or its subsidiaries (including International Object Technology, Inc.) or prepared by Employee, which contain any information relating to the Company's or its subsidiaries' (including International Object Technology, Inc.) business or any of its customers, brokers and/or clients, and Employee agrees that Employee shall neither make nor retain copies of such materials after termination of employment.

14. Employee hereby authorizes the Company to offset and deduct against salary due to Employee by the Company, any undisputed monies owed by Employee to the Company

                                                                     EXHIBIT F-1

      for correction of payroll errors, the repayment of monetary advances, the reimbursement of tuition or training costs, and the recoupment of auto allowances, relocation expenses, expenses, and/or advanced vacation time.

15. The failure of either party to insist upon the performance of any of the provisions of this agreement, or the waiver of any breach thereof, shall not be construed as or constitute a waiver of the rights granted herein with respect to any subsequent forbearance or breach.

16. Both parties hereto do hereby consent to jurisdiction in the State of New Jersey with regard to all controversies which may arise with respect to the execution, interpretation of and compliance with the terms and provisions of this Agreement; and both parties hereto agree that the law of the State of New Jersey shall apply hereto (without regard to the principles of conflicts of law) and, in addition, waive any other venue or forum which they might otherwise be entitled by virtue or domicile or otherwise.

17. This Agreement shall be binding upon and inure to the benefit of the parties hereto and any successor to the business of the Company, but neither the Agreement nor any rights hereunder may be assigned, pledged or encumbered by Employee without the written consent of the Company. This Agreement may not be changed, modified or terminated orally. This Agreement supersedes any prior agreements made between the parties, whether oral or written, and constitutes the final and entire agreement and understanding of the parties, all prior representations and agreements having been merged into this Agreement, and this Agreement shall serve to terminate, amend, restate and replace all prior employment agreements entered into between the Company or its subsidiaries (including International Object Technology, Inc.) and Employee, whether written or oral. No waiver or modification of this Agreement or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith and no evidence of any waiver or modification shall be offered or received in evidence in any proceeding, arbitration or litigation between the parties hereto arising out of or affecting this Agreement, or the rights or obligations of the parties hereunder, unless such waiver or modification is in writing, duly executed as aforesaid, and the parties agree that the provisions of this
      Section 17 may not be waived except as herein set forth.

18. All agreements and covenants contained herein are severable, and in the event any of them shall be held to be invalid by any competent court, this Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

19. Employee hereby represents and warrants that the execution of this Agreement by Employee and the performance of Employee's duties and obligations hereunder shall not breach or be in conflict with any other agreement to which Employee is a party or by which Employee is bound, and that Employee is not now subject to any covenant against competition or similar covenant which would affect the performance of Employee's duties hereunder. Employee hereby agrees to indemnify the Company for all claims arising out or related to Employee's breach of this Section 19.

                                                                     EXHIBIT F-1

20. All disputes, controversies, or differences arising in connection with the validity, execution, performance, breach, non-renewal or termination of this Agreement shall be finally settled in an arbitration proceeding under the Rules of the American Arbitration Association by three arbitrators with expertise in employment and labor law in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association. Selection of the arbitrators shall be as follows: each party shall appoint one arbitrator within twenty (20) days after service of a party's claim, and those two arbitrators shall appoint a third arbitrator who shall act as chairman, within a twenty (20) day period thereafter. If a chairman is not appointed within said period, the parties shall apply to the American Arbitration Association for appointment of the third arbitrator. The parties agree to be bound by the findings of the arbitration. Notwithstanding the foregoing, the courts shall have jurisdiction over injunctive or provisional relief pending arbitration. The arbitrators shall only be empowered to award direct damages. In no event shall the arbitrators be permitted to award special, consequential, indirect, incidental or punitive damages or lost profits. The non-prevailing party to the arbitration shall pay all the prevailing party's expenses of the arbitration, including reasonable attorneys' fees and other costs and expenses incurred in connection with the prosecution or defense of such arbitration.

21. Any offer, notice, or request or other communication hereunder shall be in writing and shall be deemed to have been duly delivered when (a) delivered by hand (with written confirmation of receipt), (b) one business day after mailed to the addressee, if sent by a nationally recognized overnight delivery service, to the appropriate addresses set forth below or as subsequently modified by written notice.

           If to the Company:  The A Consulting Team, Inc.
                               200 Park Avenue South
                               New York, New York 10003
                               Attention: Shmuel BenTov, Chief Executive Officer

           If to the Employee: Sanjeev Welling
                               31 Winding Brook Way
                               Edison, NJ 08820

                  [Remainder of Page Intentionally Left Blank]

                                                                     EXHIBIT F-1

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Effective Date.

THE A CONSULTING TEAM, INC.                     SANJEEV WELLING


By:
   --------------------------------             --------------------------------
   Name:  Shmuel BenTov
   Title: Chief Executive Officer

                                                                     EXHIBIT F-1

                                    EXHIBIT A

                            OPTIONS VESTING SCHEDULE

Number of Shares Vesting            Time
------------------------            ----

11,667                              One year anniversary of the date hereof

11,667                              Two year anniversary of the date hereof

11,666                              Three year anniversary of the date hereof

                                                                     EXHIBIT F-1

                                    EXHIBIT B

None

                                                                     EXHIBIT F-2

                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT ("Agreement") dated as of the ____ day of ____________, 2002 (the "Effective Date") is made and entered into by and between The A Consulting Team, Inc. (the "Company"), a New York corporation, having its principal place of business at 200 Park Avenue South, New York, New York 10003 and Ilan Nachmany ("Employee"), an individual residing at 32 King Place, Closter, New Jersey 07624.

1. The Company hereby employs Employee as Director - Sales and Marketing. The Employee shall have such responsibilities and duties as are typical and customary for a Director - Sales and Marketing. Employee shall be based in the metropolitan New York area, and the Company shall provide Employee with an office and appropriate computer and communications at both of its offices in that area. Employee hereby accepts employment in such capacity upon the terms and conditions hereinafter set forth.

2. The term of this Agreement is for three (3) years, commencing on the Effective Date reflected above (the "Term"). The entire period this Agreement remains in effect is hereinafter referred to as the "Employment Period."

      It is expressly understood and agreed that any changes in Employee's compensation, duties, location or title shall not invalidate this Agreement. At the option of the parties, such changes may be incorporated into an "Addendum" to this Agreement. Failure to so incorporate such changes shall not affect the validity of, or the enforceability of, the other terms herein.

3. The Company shall pay to Employee the following compensation for all the services to be rendered by Employee in any capacity:

      An initial gross salary at the rate of one hundred and sixty thousand dollars ($160,000) per year (the "Annual Base Salary"), which reflects a temporary reduction from one hundred and seventy five thousand dollars ($175,000) per year, payable twice a month, less all applicable and required federal, state, local and authorized deductions. The Compensation Committee of the Board of Directors of the Company shall review Employee's Annual Base Salary in accordance with its existing procedures.

      Upon approval by the Board of Directors of the Company, the Company shall grant to Employee options to purchase 30,000 shares of Company Common Stock in accordance with the terms of Company's Stock Option and Award Plan. The options shall vest pursuant to the schedule set forth in Exhibit A attached hereto. Notwithstanding the foregoing, in the event a "Change-in-Control" (as defined in the Stock Option Agreement to be entered into between the Company and the Employee) or a termination of the Employee's employment by the Company without Cause (as defined herein) occurs, such grant shall become immediately vested and exercisable.

                                                                     EXHIBIT F-2

      The Employee and the Company will jointly develop an annual bonus plan for such Employee. The Compensation Committee of the Board of Directors of the Company shall administer such bonus plan and determine the amount of the Employee's bonus.

      Employee shall be entitled to employee benefits, sick days and personal days in accordance with the Company's then current benefits and PTO policy for a level seven (7) employee, as it may be amended or modified from time to time.

4. Employee shall perform such work as may be required of Employee by the Company in accordance with the instructions, directions and control of the Company and at such reasonable time and places as the Company may determine. At all times during the Employment Period, Employee shall adhere to all the rules and regulations that have been or that may hereafter be established by the Company for the conduct of its employees and further, Employee shall adhere to all the provisions of the Company's handbook(s).

5. Employee hereby consents to a background check by the Company and/or the Company's broker(s), customer(s) and/or client(s) to the full extent permitted by law. Such a background check may include, but shall not be limited to, a judgment and public criminal record check, fingerprinting, and drug and/or alcohol screening. The Company shall maintain strict confidentiality with regard to the results of any such background check and shall not release the results to any other person or entity outside of the Company other than to (i) agents or independent contractors bound to confidentiality by written agreement or (ii) the Company's legal counsel and independent auditors who shall have received prior notice of the Company's obligations under this Agreement. The obligations of the Company hereunder shall not apply to information or material which (i) has become generally available to the public other than as a result of unauthorized disclosure by the Company or one of its affiliates or (ii) is disclosed pursuant to an order or requirement of a court, government administrative agency or other governmental body, a self regulatory body (including the Securities Exchange Commission, the NASD and Nasdaq) or applicable law. Provided that the Company complies with the foregoing provisions of this paragraph, the Employee agrees to hold the Company harmless from any claims in connection with such checking or testing or the reporting of the results thereof to the Company.

6. Employee shall devote full and complete attention and energies to the business of the Company, and shall not during the term of this Agreement be engaged in any other business activity, whether such business activity is pursued for gain, profit or other pecuniary advantage and whether said other business activity is directly or indirectly related to the business activity of the Company, without the express written consent of the Company, except as set forth on Exhibit B hereto. However, this shall not be construed as preventing Employee from utilizing his free time for the advancement of any business not competitive, either directly or indirectly, with the Company, or investing Employee's assets in such form or manner as shall not require any services on Employee's part in the operation or the affairs of the company or companies in which such investments are made; provided, however, that any investments made in any non-public company shall not be made in any company that has allied, related or competing business activities to the Company.

                                                                     EXHIBIT F-2

7. The Company shall reimburse Employee for expenses incurred by Employee in the course of his employment provided that such expenses are reimbursable by the Company under its then current reimbursement policy, and further, such expenses are authorized by the Company and an accounting is made to the Company therefore, in accordance with the procedures of the Company pertaining thereto.

8. The Company shall reimburse Employee for a car and related expenses in the amount of $640.00 per month.

9. The Employment Period shall be terminated at the time of the death of Employee or may be terminated by the Company if Employee shall fail to render the services provided for hereunder for a continuous period of sixty (60) days because of Employee's physical or mental disability. Notwithstanding anything to the contrary herein, either party may terminate the Employment Period, with or without Cause (as defined herein) and for any reason whatsoever, by giving ten (10) business days prior notice to the other party. In the event the Company terminates Employee without Cause, Employee shall be entitled to receive as severance an amount equal to (i) the Annual Base Salary multiplied by one and one half (1.5), less (ii) one-twelfth (1/12) the Annual Base Salary (the "Monthly Salary Amount"), multiplied by the number of months that Employee has been employed by the Company after the Effective Date. Notwithstanding the foregoing, upon the fifteen (15) month anniversary of the Effective Date, Employee shall be entitled to receive as severance an amount equal to the lesser of (i) the Monthly Salary Amount multiplied by three (3), and (ii) the Monthly Salary Amount multiplied by the number of full months remaining in the Term. For purposes of this Section 9, "Cause" shall mean:
      (a) Employee's embezzlement, willful breach of fiduciary duty or fraud with regard to the Company or any of the Company's assets or businesses,
      (b) Employee's conviction of, or pleading of nolo contendere with regard to a felony (other than a traffic violation) or any other crime involving moral turpitude and involving activity related to the affairs of the Company, or (c) any other breach by Employee of a material provision of this Agreement that remains uncured for thirty (30) days after written notice thereof is given to Employee. In the event the Company terminates the employment of Employee for Cause, the Company's sole obligation is to pay Employee for that period actually worked by Employee (plus any commissions due for that period, if applicable). In the event of a termination of the Employment Period with Cause, Employee shall not be entitled to any payment in excess of the amount of his bi-monthly salary due at the date of termination and any unreimbursed expenses properly accrued and accounted for pursuant to Section 7 of this Agreement.

10. Employee recognizes and acknowledges that the Company's and its subsidiaries' (including International Object Technology, Inc.) trade secrets, customer, broker and client lists, private processes, prospective customer, broker and client lists, and staff and prospective staff lists are deemed to be the private and proprietary information of the Company and are special, unique and significant proprietary assets of the Company's business. Employee shall not, either during or subsequent to the Employment Period, in whole or in part, disclose such trade secrets, customer, broker, or client lists, staff or prospective staff lists, prospective customer, broker or client lists or private processes to any person, firm, corporation, association or other entity for any reason or purpose

                                                                     EXHIBIT F-2

      whatsoever. In addition, Employee shall not make use of any of the above for Employee's own purposes or for the benefit of any person, firm, corporation, or other entity other than the Company under any circumstances during the Employment Period or subsequent to employment.

11.   Employee agrees that during the Employment Period and for a period of one
      (1) year thereafter, Employee shall not directly or indirectly, or in any capacity, individually or in any corporation, firm, association or other business entity, compete or attempt to compete with the Company, any parent, subsidiary, or affiliate of the Company, or any corporation merged into, or merged or consolidated with the Company (a) by soliciting business from any customer, broker and/or client of the Company with which Employee was involved (directly or indirectly) during the Employment Period, if such solicited business competes with the business of the Company, or (b) inducing any personnel of the Company to leave the service of the Company, or by employing or contracting with any such personnel. The provisions of this Section 11 shall be construed as an Agreement independent of any other provision contained herein and shall be enforceable in both law and equity, including by temporary or permanent restraining orders, notwithstanding the existence of any claim or cause of action by Employee against the Company, whether predicated on this Agreement or otherwise.

12. Employee hereby agrees to assign all rights, title, and interest in all writings, products, inventions, discoveries, developments, improvements, ideas, technical notes, programs, specifications, computer or other apparatus programs and related documentation, and other works of authorship, tangible and intangible property, whether or not patentable, copyrightable or subject to other forms of protection, made, created, developed, discovered, written or conceived by Employee, solely or jointly with another, in whole or in part, for either the Company and/or the Company's customer(s), broker(s) and/or client(s) during the Employment Period, whether during or outside of regular working hours, and to promptly deliver to the Company all such tangible properties and work products at the request of the Company. Employee shall not be entitled to any compensation in addition to the amounts set forth in Section 3 of this Agreement by reason of said assignment. Employee further agrees to take all actions reasonably required by the Company to secure the Company's right, title and interest in such properties and products.

13. Employee shall, upon termination of employment with the Company, immediately return to the Company all equipment and supplies of the Company and its subsidiaries (including International Object Technology, Inc.) and all books, records, lists and other written, typed, printed or electronically stored materials, whether furnished by the Company or its subsidiaries (including International Object Technology, Inc.) or prepared by Employee, which contain any information relating to the Company's or its subsidiaries' (including International Object Technology, Inc.) business or any of its customers, brokers and/or clients, and Employee agrees that Employee shall neither make nor retain copies of such materials after termination of employment.

14. Employee hereby authorizes the Company to offset and deduct against salary due to Employee by the Company, any undisputed monies owed by Employee to the Company

                                                                     EXHIBIT F-2

      for correction of payroll errors, the repayment of monetary advances, the reimbursement of tuition or training costs, and the recoupment of auto allowances, relocation expenses, expenses, and/or advanced vacation time.

15. The failure of either party to insist upon the performance of any of the provisions of this agreement, or the waiver of any breach thereof, shall not be construed as or constitute a waiver of the rights granted herein with respect to any subsequent forbearance or breach.

16. Both parties hereto do hereby consent to jurisdiction in the State of New Jersey with regard to all controversies which may arise with respect to the execution, interpretation of and compliance with the terms and provisions of this Agreement; and both parties hereto agree that the law of the State of New Jersey shall apply hereto (without regard to the principles of conflicts of law) and, in addition, waive any other venue or forum which they might otherwise be entitled by virtue or domicile or otherwise.

17. This Agreement shall be binding upon and inure to the benefit of the parties hereto and any successor to the business of the Company, but neither the Agreement nor any rights hereunder may be assigned, pledged or encumbered by Employee without the written consent of the Company. This Agreement may not be changed, modified or terminated orally. This Agreement supersedes any prior agreements made between the parties, whether oral or written, and constitutes the final and entire agreement and understanding of the parties, all prior representations and agreements having been merged into this Agreement, and this Agreement shall serve to terminate, amend, restate and replace all prior employment agreements entered into between the Company or its subsidiaries (including International Object Technology, Inc.) and Employee, whether written or oral. No waiver or modification of this Agreement or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith and no evidence of any waiver or modification shall be offered or received in evidence in any proceeding, arbitration or litigation between the parties hereto arising out of or affecting this Agreement, or the rights or obligations of the parties hereunder, unless such waiver or modification is in writing, duly executed as aforesaid, and the parties agree that the provisions of this
      Section 17 may not be waived except as herein set forth.

18. All agreements and covenants contained herein are severable, and in the event any of them shall be held to be invalid by any competent court, this Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

19. Employee hereby represents and warrants that the execution of this Agreement by Employee and the performance of Employee's duties and obligations hereunder shall not breach or be in conflict with any other agreement to which Employee is a party or by which Employee is bound, and that Employee is not now subject to any covenant against competition or similar covenant which would affect the performance of Employee's duties hereunder. Employee hereby agrees to indemnify the Company for all claims arising out or related to Employee's breach of this Section 19.

                                                                     EXHIBIT F-2

20. All disputes, controversies, or differences arising in connection with the validity, execution, performance, breach, non-renewal or termination of this Agreement shall be finally settled in an arbitration proceeding under the Rules of the American Arbitration Association by three arbitrators with expertise in employment and labor law in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association. Selection of the arbitrators shall be as follows: each party shall appoint one arbitrator within twenty (20) days after service of a party's claim, and those two arbitrators shall appoint a third arbitrator who shall act as chairman, within a twenty (20) day period thereafter. If a chairman is not appointed within said period, the parties shall apply to the American Arbitration Association for appointment of the third arbitrator. The parties agree to be bound by the findings of the arbitration. Notwithstanding the foregoing, the courts shall have jurisdiction over injunctive or provisional relief pending arbitration. The arbitrators shall only be empowered to award direct damages. In no event shall the arbitrators be permitted to award special, consequential, indirect, incidental or punitive damages or lost profits. The non-prevailing party to the arbitration shall pay all the prevailing party's expenses of the arbitration, including reasonable attorneys' fees and other costs and expenses incurred in connection with the prosecution or defense of such arbitration.

21. Any offer, notice, or request or other communication hereunder shall be in writing and shall be deemed to have been duly delivered when (a) delivered by hand (with written confirmation of receipt), (b) one business day after mailed to the addressee, if sent by a nationally recognized overnight delivery service, to the appropriate addresses set forth below or as subsequently modified by written notice.

           If to the Company:  The A Consulting Team, Inc.
                               200 Park Avenue South
                               New York, New York 10003
                               Attention: Shmuel BenTov, Chief Executive Officer

           If to the Employee: Ilan Nachmany
                               32 King Place
                               Closter, New Jersey 07624

                  [Remainder of Page Intentionally Left Blank]

                                                                     EXHIBIT F-2

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Effective Date.

THE A CONSULTING TEAM, INC.                       ILAN NACHMANY


By:
   ------------------------------                 ------------------------------
   Name:  Shmuel BenTov
   Title: Chief Executive Officer

                                                                     EXHIBIT F-2

                                    EXHIBIT A

                            OPTIONS VESTING SCHEDULE

Number of Shares Vesting              Time
------------------------              ----

10,000                                One year anniversary of the date hereof

10,000                                Two year anniversary of the date hereof

10,000                                Three year anniversary of the date hereof

                                                                     EXHIBIT F-2

                                    EXHIBIT B

None

                                                                     EXHIBIT F-3

                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT ("Agreement") dated as of the ____ day of ____________, 2002 (the "Effective Date") is made and entered into by and between The A Consulting Team, Inc. (the "Company"), a New York corporation, having its principal place of business at 200 Park Avenue South, New York, New York 10003 and Piotr Zielczynski ("Employee"), an individual residing at 33 Glen Rock Road, Cedar Grove, New Jersey 07009.

l. The Company hereby employs Employee as Director - Technology Solutions. The Employee shall have such responsibilities and duties as are typical and customary for a Director - Technology Solutions. Employee shall be based in the metropolitan New York area, and the Company shall provide Employee with an office and appropriate computer and communications at both of its offices in that area. Employee hereby accepts employment in such capacity upon the terms and conditions hereinafter set forth.

2. The term of this Agreement is for three (3) years, commencing on the Effective Date reflected above (the "Term"). The entire period this Agreement remains in effect is hereinafter referred to as the "Employment Period."

      It is expressly understood and agreed that any changes in Employee's compensation, duties, location or title shall not invalidate this Agreement. At the option of the parties, such changes may be incorporated into an "Addendum" to this Agreement. Failure to so incorporate such changes shall not affect the validity of, or the enforceability of, the other terms herein.

3. The Company shall pay to Employee the following compensation for all the services to be rendered by Employee in any capacity:

      An initial gross salary at the rate of one hundred and sixty thousand dollars ($160,000) per year (the "Annual Base Salary"), which reflects a temporary reduction from one hundred and seventy five thousand dollars ($175,000) per year, payable twice a month, less all applicable and required federal, state, local and authorized deductions. The Compensation Committee of the Board of Directors of the Company shall review Employee's Annual Base Salary in accordance with its existing procedures.

      Upon approval by the Board of Directors of the Company, the Company shall grant to Employee options to purchase 31,000 shares of Company Common Stock in accordance with the terms of Company's Stock Option and Award Plan. The options shall vest pursuant to the schedule set forth in Exhibit A attached hereto. Notwithstanding the foregoing, in the event a "Change-in-Control" (as defined in the Stock Option Agreement to be entered into between the Company and the Employee) or a termination of the Employee's employment by the Company without Cause (as defined herein) occurs, such grant shall become immediately vested and exercisable.

                                                                     EXHIBIT F-3

      The Employee and the Company will jointly develop an annual bonus plan for such Employee. The Compensation Committee of the Board of Directors of the Company shall administer such bonus plan and determine the amount of the Employee's bonus.

      Employee shall be entitled to employee benefits, sick days and personal days in accordance with the Company's then current benefits and PTO policy for a level seven (7) employee, as it may be amended or modified from time to time.

4. Employee shall perform such work as may be required of Employee by the Company in accordance with the instructions, directions and control of the Company and at such reasonable time and places as the Company may determine. At all times during the Employment Period, Employee shall adhere to all the rules and regulations that have been or that may hereafter be established by the Company for the conduct of its employees and further, Employee shall adhere to all the provisions of the Company's handbook(s).

5. Employee hereby consents to a background check by the Company and/or the Company's broker(s), customer(s) and/or client(s) to the full extent permitted by law. Such a background check may include, but shall not be limited to, a judgment and public criminal record check, fingerprinting, and drug and/or alcohol screening. The Company shall maintain strict confidentiality with regard to the results of any such background check and shall not release the results to any other person or entity outside of the Company other than to (i) agents or independent contractors bound to confidentiality by written agreement or (ii) the Company's legal counsel and independent auditors who shall have received prior notice of the Company's obligations under this Agreement. The obligations of the Company hereunder shall not apply to information or material which (i) has become generally available to the public other than as a result of unauthorized disclosure by the Company or one of its affiliates or (ii) is disclosed pursuant to an order or requirement of a court, government administrative agency or other governmental body, a self regulatory body (including the Securities Exchange Commission, the NASD and Nasdaq) or applicable law. Provided that the Company complies with the foregoing provisions of this paragraph, the Employee agrees to hold the Company harmless from any claims in connection with such checking or testing or the reporting of the results thereof to the Company.

6. Employee shall devote full and complete attention and energies to the business of the Company, and shall not during the term of this Agreement be engaged in any other business activity, whether such business activity is pursued for gain, profit or other pecuniary advantage and whether said other business activity is directly or indirectly related to the business activity of the Company, without the express written consent of the Company, except as set forth on Exhibit B hereto. However, this shall not be construed as preventing Employee from utilizing his free time for the advancement of any business not competitive, either directly or indirectly, with the Company, or investing Employee's assets in such form or manner as shall not require any services on Employee's part in the operation or the affairs of the company or companies in which such investments are made; provided, however, that any investments made in any non-public company shall not be made in any company that has allied, related or competing business activities to the Company.

                                                                     EXHIBIT F-3

7. The Company shall reimburse Employee for expenses incurred by Employee in the course of his employment provided that such expenses are reimbursable by the Company under its then current reimbursement policy, and further, such expenses are authorized by the Company and an accounting is made to the Company therefore, in accordance with the procedures of the Company pertaining thereto.

8. The Company shall continue to pay the lease and insurance on the car currently leased by International Object Technology, Inc. for the Employee until the current lease expires. Thereafter, the Company shall reimburse Employee for a car and related expenses in the amount of $640.00 per month.

9. The Employment Period shall be terminated at the time of the death of Employee or may be terminated by the Company if Employee shall fail to render the services provided for hereunder for a continuous period of sixty (60) days because of Employee's physical or mental disability. Notwithstanding anything to the contrary herein, either party may terminate the Employment Period, with or without Cause (as defined herein) and for any reason whatsoever, by giving ten (10) business days prior notice to the other party. In the event the Company terminates Employee without Cause, Employee shall be entitled to receive as severance an amount equal to (i) the Annual Base Salary multiplied by one and one half (1.5), less (ii) one-twelfth (1/12) the Annual Base Salary (the "Monthly Salary Amount"), multiplied by the number of months that Employee has been employed by the Company after the Effective Date. Notwithstanding the foregoing, upon the fifteen (15) month anniversary of the Effective Date, Employee shall be entitled to receive as severance an amount equal to the lesser of (i) the Monthly Salary Amount multiplied by three (3), and (ii) the Monthly Salary Amount multiplied by the number of full months remaining in the Term. For purposes of this Section 9, "Cause" shall mean:
      (a) Employee's embezzlement, willful breach of fiduciary duty or fraud with regard to the Company or any of the Company's assets or businesses,
      (b) Employee's conviction of, or pleading of nolo contendere with regard to a felony (other than a traffic violation) or any other crime involving moral turpitude and involving activity related to the affairs of the Company, or (c) any other breach by Employee of a material provision of this Agreement that remains uncured for thirty (30) days after written notice thereof is given to Employee. In the event the Company terminates the employment of Employee for Cause, the Company's sole obligation is to pay Employee for that period actually worked by Employee (plus any commissions due for that period, if applicable). In the event of a termination of the Employment Period with Cause, Employee shall not be entitled to any payment in excess of the amount of his bi-monthly salary due at the date of termination and any unreimbursed expenses properly accrued and accounted for pursuant to Section 7 of this Agreement.

10. Employee recognizes and acknowledges that the Company's and its subsidiaries' (including International Object Technology, Inc.) trade secrets, customer, broker and client lists, private processes, prospective customer, broker and client lists, and staff and prospective staff lists are deemed to be the private and proprietary information of the Company and are special, unique and significant proprietary assets of the Company's business. Employee shall not, either during or subsequent to the Employment Period, in whole or in part, disclose such trade secrets, customer, broker, or client lists, staff or

                                                                     EXHIBIT F-3

      prospective staff lists, prospective customer, broker or client lists or private processes to any person, firm, corporation, association or other entity for any reason or purpose whatsoever. In addition, Employee shall not make use of any of the above for Employee's own purposes or for the benefit of any person, firm, corporation, or other entity other than the Company under any circumstances during the Employment Period or subsequent to employment.

11.   Employee agrees that during the Employment Period and for a period of one
      (1) year thereafter, Employee shall not directly or indirectly, or in any capacity, individually or in any corporation, firm, association or other business entity, compete or attempt to compete with the Company, any parent, subsidiary, or affiliate of the Company, or any corporation merged into, or merged or consolidated with the Company (a) by soliciting business from any customer, broker and/or client of the Company with which Employee was involved (directly or indirectly) during the Employment Period, if such solicited business competes with the business of the Company, or (b) inducing any personnel of the Company to leave the service of the Company, or by employing or contracting with any such personnel. The provisions of this Section 11 shall be construed as an Agreement independent of any other provision contained herein and shall be enforceable in both law and equity, including by temporary or permanent restraining orders, notwithstanding the existence of any claim or cause of action by Employee against the Company, whether predicated on this Agreement or otherwise.

12. Employee hereby agrees to assign all rights, title, and interest in all writings, products, inventions, discoveries, developments, improvements, ideas, technical notes, programs, specifications, computer or other apparatus programs and related documentation, and other works of authorship, tangible and intangible property, whether or not patentable, copyrightable or subject to other forms of protection, made, created, developed, discovered, written or conceived by Employee, solely or jointly with another, in whole or in part, for either the Company and/or the Company's customer(s), broker(s) and/or client(s) during the Employment Period, whether during or outside of regular working hours, and to promptly deliver to the Company all such tangible properties and work products at the request of the Company. Employee shall not be entitled to any compensation in addition to the amounts set forth in Section 3 of this Agreement by reason of said assignment. Employee further agrees to take all actions reasonably required by the Company to secure the Company's right, title and interest in such properties and products.

13. Employee shall, upon termination of employment with the Company, immediately return to the Company all equipment and supplies of the Company and its subsidiaries (including International Object Technology, Inc.) and all books, records, lists and other written, typed, printed or electronically stored materials, whether furnished by the Company or its subsidiaries (including International Object Technology, Inc.) or prepared by Employee, which contain any information relating to the Company's or its subsidiaries' (including International Object Technology, Inc.) business or any of its customers, brokers and/or clients, and Employee agrees that Employee shall neither make nor retain copies of such materials after termination of employment.

                                                                     EXHIBIT F-3

14. Employee hereby authorizes the Company to offset and deduct against salary due to Employee by the Company, any undisputed monies owed by Employee to the Company for correction of payroll errors, the repayment of monetary advances, the reimbursement of tuition or training costs, and the recoupment of auto allowances, relocation expenses, expenses, and/or advanced vacation time.

15. The failure of either party to insist upon the performance of any of the provisions of this agreement, or the waiver of any breach thereof, shall not be construed as or constitute a waiver of the rights granted herein with respect to any subsequent forbearance or breach.

16. Both parties hereto do hereby consent to jurisdiction in the State of New Jersey with regard to all controversies which may arise with respect to the execution, interpretation of and compliance with the terms and provisions of this Agreement; and both parties hereto agree that the law of the State of New Jersey shall apply hereto (without regard to the principles of conflicts of law) and, in addition, waive any other venue or forum which they might otherwise be entitled by virtue or domicile or otherwise.

17. This Agreement shall be binding upon and inure to the benefit of the parties hereto and any successor to the business of the Company, but neither the Agreement nor any rights hereunder may be assigned, pledged or encumbered by Employee without the written consent of the Company. This Agreement may not be changed, modified or terminated orally. This Agreement supersedes any prior agreements made between the parties, whether oral or written, and constitutes the final and entire agreement and understanding of the parties, all prior representations and agreements having been merged into this Agreement, and this Agreement shall serve to terminate, amend, restate and replace all prior employment agreements entered into between the Company or its subsidiaries (including International Object Technology, Inc.) and Employee, whether written or oral. No waiver or modification of this Agreement or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith and no evidence of any waiver or modification shall be offered or received in evidence in any proceeding, arbitration or litigation between the parties hereto arising out of or affecting this Agreement, or the rights or obligations of the parties hereunder, unless such waiver or modification is in writing, duly executed as aforesaid, and the parties agree that the provisions of this
      Section 17 may not be waived except as herein set forth.

18. All agreements and covenants contained herein are severable, and in the event any of them shall be held to be invalid by any competent court, this Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

19. Employee hereby represents and warrants that the execution of this Agreement by Employee and the performance of Employee's duties and obligations hereunder shall not breach or be in conflict with any other agreement to which Employee is a party or by which Employee is bound, and that Employee is not now subject to any covenant against competition or similar covenant which would affect the performance of Employee's duties hereunder. Employee hereby agrees to indemnify the Company for all claims arising out or related to Employee's breach of this Section 19.

                                                                     EXHIBIT F-3

20. All disputes, controversies, or differences arising in connection with the validity, execution, performance, breach, non-renewal or termination of this Agreement shall be finally settled in an arbitration proceeding under the Rules of the American Arbitration Association by three arbitrators with expertise in employment and labor law in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association. Selection of the arbitrators shall be as follows: each party shall appoint one arbitrator within twenty (20) days after service of a party's claim, and those two arbitrators shall appoint a third arbitrator who shall act as chairman, within a twenty (20) day period thereafter. If a chairman is not appointed within said period, the parties shall apply to the American Arbitration Association for appointment of the third arbitrator. The parties agree to be bound by the findings of the arbitration. Notwithstanding the foregoing, the courts shall have jurisdiction over injunctive or provisional relief pending arbitration. The arbitrators shall only be empowered to award direct damages. In no event shall the arbitrators be permitted to award special, consequential, indirect, incidental or punitive damages or lost profits. The non-prevailing party to the arbitration shall pay all the prevailing party's expenses of the arbitration, including reasonable attorneys' fees and other costs and expenses incurred in connection with the prosecution or defense of such arbitration.

21. Any offer, notice, or request or other communication hereunder shall be in writing and shall be deemed to have been duly delivered when (a) delivered by hand (with written confirmation of receipt), (b) one business day after mailed to the addressee, if sent by a nationally recognized overnight delivery service, to the appropriate addresses set forth below or as subsequently modified by written notice.

           If to the Company:  The A Consulting Team, Inc.
                               200 Park Avenue South
                               New York, New York 10003
                               Attention: Shmuel BenTov, Chief Executive Officer

           If to the Employee: Piotr Zielczynski
                               33 Glen Rock Road
                               Cedar Grove, New Jersey 07009.

                  [Remainder of Page Intentionally Left Blank]

                                                                     EXHIBIT F-3

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Effective Date.

THE A CONSULTING TEAM, INC.                       PIOTR ZIELCZYNSKI


By:
   ------------------------------                 ------------------------------
   Name:  Shmuel BenTov
   Title: Chief Executive Officer

                                                                     EXHIBIT F-3

                                    EXHIBIT A

                            OPTIONS VESTING SCHEDULE

Number of Shares Vesting              Time
------------------------              ----

10,334                                One year anniversary of the date hereof

10,333                                Two year anniversary of the date hereof

10,333                                Three year anniversary of the date hereof

                                                                     EXHIBIT F-3

                                    EXHIBIT B

Writing books related to Analysis, Design and use of Rational Corporation tools (Rational Rose and RequisitePro)

                                                                       EXHIBIT G

                              EMPLOYMENT AGREEMENT

This Agreement dated as of the ______ day of ________, 2002 ("Effective Date"), made by and between International Object Technology, Inc. ("Employer") with a principal place of business at 67 Walnut Avenue, Suite #308, Clark, NJ 07066, and _____________ ("Employee") an individual residing at ______________________.

Employer desires to employ Employee and Employee desires to be employed by Employer in connection with certain aspects of Employer's business under certain terms and conditions.

In connection with such employment, Employee may be given access to, generate, or otherwise come into contact with certain proprietary, confidential information of Employer or clients of Employer.

Since Employer is a publicly traded company, and for other reasons, in the interests of preserving the assets of Employer, Employer desires and Employee agrees to prevent the dissemination or misuse of such information.

In consideration of Employee's continued employment, and in consideration of the mutual promises set forth in this Agreement, the parties hereto mutually agree as follows:

1. TERMS OF EMPLOYMENT

This Agreement is an "at-will" employment agreement. Accordingly, either Employer or Employee can terminate the relationship at will, with or without cause, at any time, so long as there is no violation of applicable federal, state or local law. Employer hereby employs or continues to employ Employee and Employee hereby accepts employment, upon the terms and conditions contained herein and at a compensation and under such additional terms and conditions as may be set forth in Attachment A, which is expressly made a part hereof. Employee also expressly agrees to be bound by Employer's standards of performance as required from time to time. This Agreement shall commence on the start date indicated in Attachment A and shall remain in effect for an indefinite time until terminated by either party by giving the other party notice of termination at least ten (10) working days in advance. At Employer's sole option, instead of such notice, Employer may pay Employee the Employee's then current base salary equivalent for ten (10) days. However, if termination by Employer is for cause, Employer shall have the right to terminate this Agreement immediately without prior notice, and Employee will be paid only up to the last day worked. While employed by Employer, Employee shall devote Employee's full working time to Employer's affairs and shall faithfully and diligently serve Employer's interests.

2. REIMBURSEMENT OF EXPENSES

Employer shall reimburse Employee for "out of pocket" expenses in accordance with Employer policies and procedures in effect from time to time. All "out of pocket" expenses must be pre-approved by Employer, and must be evidenced by receipts or similar documentation.

3. CONFIDENTIALITY

Employee recognizes, acknowledges and agrees that the computer systems, including specifications, programs and documentation, the methods and data which Employer owns, plans or develops, whether for its own use or for use by its clients, developments, designs, inventions and improvements, trade secrets and works of authorship are confidential and the property of Employer. Employee also recognizes that Employer's customer lists, consultant lists, supplier lists, proposals, job openings, projects and procedures, and other information and property are confidential and are the property of Employer. Employee further recognizes, acknowledges and agrees that in order to enable Employer and Employee to perform services for its clients, those clients may furnish to Employer or Employee confidential information concerning client business affairs, property, methods of operation or other data; that the goodwill afforded to Employer depends upon, among other things, Employer and all of its employees keeping such services and information confidential. All of the aforementioned materials and information including that relating to Employer's systems and information and Employer's clients and their systems and information, will be referred to below as "Proprietary Information".

                                                                       EXHIBIT G

4. NON-DISCLOSURE

Employee agrees that, except as directed by Employer, in the ordinary course of Employer's business, Employee will not at any time, whether during or after Employee's employment with Employer, disclose to any person or for any use, directly or indirectly, for Employee's own benefit or the benefit of others, any Proprietary Information, or permit any person to examine or make copies of any documents which may contain or is derived from Proprietary Information, whether prepared by Employee or otherwise coming into Employee's possession or control. If it appears that Employee has disclosed (or threatened or threatens to disclose) Proprietary Information in violation of this Agreement, Employer shall be entitled to an injunction to restrain Employee from disclosing, in whole or in part, such Proprietary Information, or from providing any services to any party to whom such Proprietary Information has been or may be disclosed. Employer shall not be prohibited by this provision from pursuing any and all remedies, including but not limited to a claim for losses and damages.

5. POSSESSION

Employee agrees that upon request by Employer, and in any event upon termination of Employee's employment, Employee shall turn over to Employer all documents, papers, equipment or other material in Employee's possession or under Employee's control which may contain or be derived from Proprietary Information, together with all documents, notes or Employee's work products which are connected with or derived from Employee's services to Employer and all copies of software obtained from Employer shall be either returned to Employer or, as appropriate, permanently deleted. Upon termination of Employee's employment with Employer, Employee agrees to pay in full any amount owed to Employer, including but not limited to moneys loaned by Employer to Employee. In addition, all computer hardware and software, electronic devices or other property and equipment loaned to Employee by Employer or by a client must be returned immediately.

6. OWNERSHIP

Employee hereby agrees to assign to Employer or client, as required, Employee's entire right, title and interest in any developments, designs, patents, inventions and improvements, trade secrets, trademarks, copyrightable matter or proprietary information which Employee has made or conceived, or may make or conceive, either solely or jointly with others, while providing services to Employer or client, or with the use of the time, material or facilities of Employer or client or relating to any actual or anticipated business, research, development, product, service or activity of Employer or client known to Employee while employed at Employer, or suggested by or resulting from any task assigned to Employee or work performed by Employee for or on behalf of Employer or client, whether or not such work was performed prior to the effective date of this Agreement.

7. NON-COMPETITION

Until the expiration of one (1) year after the date on which Employee's employment with Employer terminates for any reason, Employee shall not engage, directly or indirectly, or through any corporation or association, in any business, enterprise or employment which directly solicits business, performs services or delivers goods that are competitive to those of Employer to any client to whom Employee has provided consulting or other services through Employer. Employer and Employee agree that this covenant is fair and reasonable, because the confidential and sensitive nature and value of the Proprietary Information and because the use of, or even the likelihood or the appearance of the use of, the Proprietary Information in certain circumstances may cause irreparable damage to Employer, or to clients of Employer. However, in the event a court should decline to enforce the foregoing provision, Employee and Employer agree that this provision should be modified to restrict Employee's competition with Employer to the maximum extent enforceable.

Employee further acknowledges and agrees that, for a period of one (1) year following termination of employment with EMPLOYER (the "Restrictive Period"), Employee will not solicit for employment or cause others to solicit for employment, any person who is employed by Employer or its clients before or during the term of the Restrictive Period.

                                                                       EXHIBIT G

8. INJUNCTIVE RELIEF

Employee acknowledges that disclosure of any Proprietary Information by Employee or breach by Employee of the covenant not to compete herein will give rise to irreparable injury to Employer or to clients of Employer. Employee also agrees that this injury to Employer, or client(s) of Employer, would be inadequately compensated in money damages alone. Accordingly, Employer or, where appropriate the client of Employer, may seek and obtain injunctive relief against the breach, or threatened breach, of the disclosure of any Proprietary Information by Employee, or breach by Employee of any of the covenants not to compete, in addition to any other legal remedies which may be available. Employee further acknowledges and agrees that the enforcement of a remedy hereunder by way of injunction would not prevent Employee from earning a reasonable livelihood since Employee's experience and capabilities would be such that Employee will be able to obtain employment in business activities not restricted by this Agreement.

9. GENERAL

Employee represents and warrants that Employee's entering into, execution and performance of this Agreement shall not violate any agreement or contract which Employee may have entered into or any obligation which Employee may be under, and Employee expressly agrees to be liable for and hold Employer harmless with regard to any breach of the foregoing warranty.

Employee hereby authorizes Employer, at any time, to offset and deduct against any and all monies due to Employee by Employer, whether for salary or other remuneration to the full extent allowed by law, any and all monies owed by Employee to Employer for any reason whatsoever, including, but not limited to the correction of payroll errors, the repayment of monetary advances, the reimbursement of tuition or training costs, and the recoupment of auto allowances, relocation expenses, expenses, and/or advanced vacation time.

This Agreement, in conjunction with Attachment A, contains the entire understanding between Employer and Employee relating to the subject matter of employment generally. In the event that any part of this Employment Agreement and any part of Attachment A hereto shall be in conflict, then the conflicting term(s) of the Attachment A shall prevail.

This Agreement shall by governed by and construed in accordance with the laws of the State of New Jersey and may be modified only by a writing signed by both parties. Both parties hereby consent to and waive any objection to the exclusive jurisdiction of the state and federal courts sitting in New Jersey in any action on a claim arising out of, under or in connection with this Agreement. Employer may assign or otherwise transfer its rights under this Agreement upon the merger, reorganization or sale of all or substantially all of its assets or stock, or any of its business operations to a third party and this Agreement shall be binding upon and inure to the benefit of, and be enforceable by such successor and/or assignee without any obligation on the part of Employer or its successor or assignee to effectuate same by written notice or otherwise to Employee. Neither this Agreement nor any rights hereunder may be assigned, pledged or encumbered by Employee without the written consent of Employer.

If any provision of this Agreement shall be held invalid or unenforceable for any reason, the remaining provisions shall continue in full force and effect. The provisions of paragraphs 4 through 10 of this Agreement shall survive any termination of employment.

ACCEPTED AND AGREED:

International Object Technology, Inc.     Employee


By:                                       Signature:
   ------------------------------                   ----------------------------


Title:                                    Print:
      ---------------------------               --------------------------------

The A Consulting Team, Inc. shall furnish to the Commission upon request any schedule or exhibit ommitted from this filing.